UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12
BWX TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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800 Main Street, 4th Floor
Lynchburg, Virginia 24504
March 15, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of BWX Technologies, Inc. (the "Annual Meeting"), which will be held on Wednesday, May 3, 2023 at 9:30 a.m. Eastern Time. The Annual Meeting will be held in a virtual format through a live webcast available at www.virtualshareholdermeeting.com/BWXT2023. Additional information on participating in the Annual Meeting is available under General Information in the 2023 Proxy Statement. The Notice of Annual Meeting and Proxy Statement following this letter describe the matters to be acted on at the meeting.
As a demonstration of our commitment to transparency and good corporate governance practices, we have continued to engage directly with our stockholders over the past year to discuss matters of interest. We value the feedback we received from our stockholders in recent years, and it has informed our decisions on environmental, social and governance matters, among other things.
We are utilizing the Securities and Exchange Commission’s Notice and Access proxy rule, which allows us to furnish proxy materials to you via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders who have not previously elected to receive a printed set of proxy materials. The Notice contains instructions on how to access our 2023 Proxy Statement and 2022 Annual Report, as well as how to vote either online, by telephone or during the Annual Meeting.
It is very important that your shares are represented and voted at the Annual Meeting. Please vote your shares by Internet or telephone, or, if you received a printed set of materials by mail, by returning the accompanying proxy card, as soon as possible to ensure that your shares are voted at the meeting. Further instructions on how to vote your shares can be found in our Proxy Statement.
Thank you for your support of our company.
Sincerely yours,
Rex D. Geveden
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please take a few moments now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 3, 2023.

The proxy statement and annual report are available on the Internet at www.proxyvote.com.
The following information applicable to the Annual Meeting may be found in the proxy statement and the Notice or proxy card, as applicable:
•the date and time of the meeting;
•a list of the matters intended to be acted on and our recommendations regarding those matters;
•any control/identification numbers that you need to access your proxy card and submit your proxy; and
•information about participating in, and voting during, the meeting.

BWX TECHNOLOGIES, INC.
800 Main Street, 4th Floor
Lynchburg, Virginia 24504
____________________________________________________
Notice of 2023 Annual Meeting of Stockholders
____________________________________________________
The 2023 Annual Meeting of Stockholders of BWX Technologies, Inc. (the "Annual Meeting"), will be held via a live webcast at www.virtualshareholdermeeting.com/BWXT2023 on Wednesday, May 3, 2023, at 9:30 a.m. Eastern Time, in order to:
(1)elect the nine director nominees named in the Proxy Statement as directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
(2)hold an advisory vote on the compensation of our named executive officers;
(3)hold an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;
(4)ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023; and
(5)transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
If you were a stockholder of record as of the close of business on March 6, 2023, you are entitled to vote at the Annual Meeting and at any adjournment thereof.
Instead of mailing a printed copy of our proxy materials, including our 2022 Annual Report, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders.
Accordingly, on March 15, 2023, we began mailing the Notice of Internet Availability of Proxy Materials (the “Notice”), or our proxy statement if you previously elected to receive a printed copy of the materials, to all stockholders of record as of March 6, 2023 and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
If you previously elected to receive a printed copy of the materials, we have enclosed a copy of our 2022 Annual Report to Stockholders with this Notice and Proxy Statement.
Your vote is important. Please submit your proxy promptly so your shares can be represented and voted at the Annual Meeting, even if you plan to participate in the Annual Meeting. You can submit a proxy by Internet, by telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. You can also vote during the virtual Annual Meeting.

By Order of the Board of Directors,

Ronald O. Whitford, Jr. Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
March 15, 2023

BWX Technologies, Inc.

Corporate Purpose

We employ nuclear technology to solve some of the world's most important problems.

Mission

We provide safe and effective nuclear solutions for global security, clean energy, environmental restoration, nuclear medicine and space exploration.

Core Values

At BWXT, we pride ourselves in maintaining a highly ethical culture. Our core values are the pillars of our culture and guide the decisions we make each day. They are the foundation of our identity, supporting our vision and reflecting our standards.

People

We treat each other with dignity and respect while embracing diversity, teamwork, candor and accountability.

Innovation

We encourage innovation to open new markets and improve products, processes and business results.

Responsibility

We are dedicated to the highest safety, security, ethical and environmental standards.

Excellence

We are committed to delivering products and services of the very highest quality to our customers and other stakeholders.

2023 PROXY STATEMENT (i)

2023 PROXY STATEMENT SUMMARY
2023 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. BWX Technologies, Inc. is referred to as "BWXT," the "Company," "we" or "us."
ANNUAL MEETING OF STOCKHOLDERS

Date and Time	May 3, 2023 at 9:30 a.m. Eastern Time

Virtual Meeting	The Annual Meeting will be held via a live webcast at www.virtualshareholdermeeting.com/BWXT2023.

Record Date	March 6, 2023

Voting	Stockholders as of the record date are entitled to vote. Each share of our common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Attendance	All stockholders as of the record date and their duly appointed proxies may attend the meeting.
CORPORATE GOVERNANCE HIGHLIGHTS

Board Structure and Independence	Shareholder Rights and Accountability	Best Practices
•89% Independent Directors
•33% Gender/Racial Diversity
•Independent Board Chair
•Regular Executive Sessions of Independent Directors
•All Committees Comprised Entirely of Independent Directors
•Committees Can Engage Independent Advisors
•Annual Board and Committee Self-Evaluations

•10-Year Director Tenure Limit*
•Annual Election of Directors
•Majority Voting with Director Resignation Policy in Uncontested Elections*
•Annual CEO Performance and Compensation Evaluation by Independent Directors
•Annual Election of Board Chair and, if Board Chair is not independent, a Lead Independent Director
•Clawback Policy
•No "Poison Pill" (Stockholder Rights Plan)
•No Dual-Class Stock

•Active Stockholder Engagement
•CEO and Management Succession Planning
•Robust Stock Ownership Guidelines for Directors and Executives
•Limits on Director Overboarding
•New Director Orientation and Ongoing Director Education
•Oversight of Strategy and Risk by Board and Committees
•No CIC Tax Gross Ups or Single Trigger Equity Vesting
•No Hedging or Pledging Policy
•No Employment Agreements with Executive Officers

*See below.
10-Year Director Tenure Limit. In 2015, our Board adopted a 10-year director tenure policy that provides that (1) no person may be nominated to serve on the Board if they have more than 10 years of service prior to the date of such election and (2) a director is deemed to resign and retire at the next annual meeting of stockholders following the term in which 10 years of service is attained. See "10-Year Director Tenure Limit" under Corporate Governance — Board Function, Leadership and Executive Sessions below.
Majority Voting with Director Resignation Policy. Our Bylaws provide that, in an election of directors where the number of director nominees does not exceed the number of directors to be elected (an "Uncontested Election"), each director nominee must receive the majority of the votes cast with respect to that director. Each director nominee has submitted an irrevocable resignation contingent on (i) the receipt of a majority of the votes cast in an Uncontested Election and (ii) acceptance of such resignation by the Board. If a director nominee were not to receive a majority vote, the Governance Committee would make a recommendation to the Board on whether to accept or reject the resignation or take other action. Any action taken by the Board would be publicly disclosed within 90 days of certification of the election results.

(ii) 2023 PROXY STATEMENT

2023 PROXY STATEMENT SUMMARY
Board Leadership. Female directors represent 50% of our Board leadership positions. In May 2022, we made the following Board leadership changes:
•Jan A. Bertsch, who formerly was Chair of the Audit and Finance Committee, was elected as our Independent Board Chair, succeeding our former Non-Executive Chairman who retired from the Board at that time.
•Barbara A. Niland, who formerly was Chair of the Compensation Committee, was appointed Chair of the Audit and Finance Committee.
•Gerhard F. Burbach was appointed Chair of the Compensation Committee, and James M. Jaska continued as Chair of the Governance Committee.
Board Refreshment. Since 2018, we have recruited three new directors, including one diverse candidate, with medical industry, aeronautical and nuclear propulsion experience, respectively, to align the Board with and further support our strategic initiatives. We have had four directors retire from the Board and one director resign to accept a position with the Company in that time period.
Board Composition and Diversity. Our Board is committed to the diversity of its membership. We have had two female directors since 2016 and currently have three diverse directors, representing 33% of the Board. Our Board regularly evaluates its composition to ensure directors have an appropriate and diverse mix of perspectives, skills, professional experience and background (see "Board Expertise Summary" on next page). Our director criteria and recruitment process seeks to align the Board's capabilities with the Company's business strategy, as well as provide for periodic director refreshment and overall Board diversity, cohesiveness and collegiality. The Company intends to add at least one additional female or diverse director in the next year. Below is a summary of our director composition related to the tenure, age, diversity, independence and expertise of our current directors.

2023 PROXY STATEMENT (iii)

2023 PROXY STATEMENT SUMMARY

Board Expertise Summary
(Number of Directors with Applicable Expertise)
Government, Nuclear or Manufacturing Industry
International
Executive / Operating
Corporate Governance
Risk Management
Financial / Strategic / M&A
Technology / Scientific
Security and Information Technology
Safety and Environmental
Aerospace Industry
Healthcare Industry / FDA Regulatory
1
2
3
4
5
6
7
8
9

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
•We believe that a commitment to environmental, social and governance ("ESG") matters enhances stockholder value. The Board has structured oversight of ESG processes and priorities with regular reporting by management to the Board and its Committees.
•Since 2015, the Compensation Committee has included an ESG performance metric (safety) in our annual incentive plans to emphasize continuous focus on safety performance.
•In March 2023, we published our annual Sustainability Report, which is available on our website at www.bwxt.com/about/corporate-citizenship, to provide enhanced transparency regarding our policies and practices as they relate to our corporate purpose, people, diversity and inclusion, health, safety, security, product impact, environment, governance, ethics, human rights, supply chain and community service.
2022 PERFORMANCE HIGHLIGHTS*
•Consolidated revenue was over $2.2 billion, a 5% increase over the prior year.
•Net income and adjusted EBITDA were $238.6 million and $439.4 million, respectively.
•GAAP and non-GAAP earnings per share were $2.60 and $3.13, respectively.
•In 2022, we returned $81.1 million to stockholders in the form of dividends.
•As of December 31, 2022, our backlog was $4.1 billion.

* Please refer to Appendix A, "Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results," for a reconciliation of adjusted results, including adjusted EBITDA and non-GAAP earnings per share, to reported results.

(iv) 2023 PROXY STATEMENT

2023 PROXY STATEMENT SUMMARY
TOTAL STOCKHOLDER RETURN
The following graph depicts the cumulative total stockholder return of BWXT for the one, three and five years ended December 31, 2022 relative to those of the S&P 500 Index ("S&P 500"), the S&P Aerospace and Defense Select Index ("S&P A&D Select") and our custom compensation peer group for 2022. See "Section 4: Other Benefits and Practices" in Compensation Discussion and Analysis for information on our peer group.
One-Year, Three-Year and Five-Year Total Stockholder Return as of December 31, 2022(1)
(1)    Measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the applicable share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period.
ANNUAL MEETING AGENDA

Proposal		Board Vote Recommendation	Page Reference
1	Election of nine director nominees to one-year terms	FOR	6
		EACH NOMINEE
2	Advisory vote on the compensation of our named executive officers	FOR	21
3	Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers	1 YEAR	54
4	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	58
VOTING MATTERS
Your vote is important. Please submit your proxy promptly so your shares can be represented and voted, even if you plan to participate in the Annual Meeting. You may submit a proxy to have your shares voted via the Internet at www.proxyvote.com or via telephone at 1-800-690-6903; by requesting a printed copy of the proxy materials and using the enclosed proxy card; or by voting your shares during the Annual Meeting.

2023 PROXY STATEMENT (v)

2023 PROXY STATEMENT SUMMARY
PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES
The Board of Directors has nominated nine directors to serve a one-year term expiring at the 2024 annual meeting of stockholders and until their successors are duly elected and qualified. The following table provides summary information about each director nominee.

Director Nominee	Age	Director Since	Principal Occupation	Committee(s)
Jan A. Bertsch	66	2013
•Former Chief Financial Officer, Owens-Illinois, Inc.
•  Former Executive Vice President and Chief Financial Officer, Sigma-Aldrich Corporation
•  Former Vice President and Principal Accounting Officer, Borg Warner, Inc.
				• Ex officio member of each committee
Gerhard F. Burbach	61	2018
•Former President, Chief Executive Officer and Director of Thoratec Corporation
•  Former leadership roles with Digirad Corporation, Philips Medical Systems, ADAC Laboratories, McKinsey & Company and CitiCorp
				• Compensation, Chair
Rex D. Geveden	62	2017	•President and Chief Executive Officer since 2017 •Former Chief Operating Officer from October 2015 to December 2016 •Former Associate Administrator of NASA	• None
James M. Jaska	72	2016
•Chief Executive Officer, Versar, Inc.
•  Former President, Valiant Integrated Services LLC
•  Former President, Government for AECOM (formerly AECOM Technology Corporation)
•  Former Director, President, Chief Financial Officer and Treasurer, Tetra Tech, Inc.
				• Audit and Finance • Governance, Chair
Kenneth J. Krieg	62	2016	•Founder and Principal, Samford Global Strategies • Former Under Secretary of Defense for Acquisition, Technology and Logistics, as well as a variety of other roles with the Department of Defense	• Compensation
Leland D. Melvin	59	2019	•Former astronaut serving twice on space shuttle Atlantis as a mission specialist in support of the International Space Station •Former NASA associate administrator for education	• Compensation
Robert L. Nardelli	74	2014	•Founder and CEO of XLR-8, LLC •Former Senior Advisor to founder of Cerberus Capital Management, L.P. •Former Chairman and CEO of Chrysler LLC •Former Chairman, President and CEO of The Home Depot, Inc.	• Audit and Finance • Governance
Barbara A. Niland	64	2016
•Former Corporate Vice President and Chief Financial Officer of Huntington Ingalls Industries, Inc. ("HII"), a Fortune 500 shipbuilding company for the U.S. Navy and Coast Guard
•Over 30-year career with Northrop Grumman in roles of increasing responsibility, including the spin-off of HII in 2011
				• Audit and Finance, Chair • Governance
John M. Richardson	63	2020
•Former Chief of Naval Operations for the U.S. Navy
•  Over 37 years of service in the U.S. Navy with service as Director of the Naval Nuclear Propulsion Program and command of the USS Honolulu nuclear submarine
				• Audit and Finance • Compensation
Our Board of Directors has determined that Mses. Bertsch and Niland and Messrs. Burbach, Jaska, Krieg, Melvin, Nardelli and Richardson are independent.
Director nominees must receive a majority of the votes cast at the Annual Meeting in order to be elected to the Board of Directors. In a contested election, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors.

Our Board recommends that you vote "FOR" each of the director nominees.
(vi) 2023 PROXY STATEMENT

2023 PROXY STATEMENT SUMMARY
PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We hold an annual stockholder vote on executive compensation and are asking our stockholders to approve an advisory resolution for 2022 compensation. At the 2022 Annual Meeting of Stockholders, 96.9% of the votes cast were in favor of our executive compensation program. We encourage stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which provides an overview of our compensation philosophy and how that philosophy was implemented in 2022. We believe that our executive compensation is reasonable and provides appropriate incentives to our executives to achieve results that we expect to drive stockholder value without encouraging excessive risk taking in business decisions.
Approval of this proposal requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal.

Our Board recommends that you vote "FOR" the compensation of our Named Executive Officers on an advisory basis.
PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR EXECUTIVE OFFICERS
Every six years we ask our stockholders to hold a non-binding vote on the frequency with which our advisory vote on executive compensation should be held. At our 2011 and 2017 Annual Meetings, our stockholders voted on an advisory basis to hold an advisory vote on executive compensation (commonly known as the "Say on Pay" vote) on an annual basis. At our 2023 Annual Meeting, we recommend stockholders approve a resolution recommending that we continue to hold our Say on Pay vote on an annual basis.
Approval of this proposal requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal.

Our Board recommends that you vote "1 YEAR" on the frequency of the advisory vote on the compensation of our Named Executive Officers on an advisory basis.
PROPOSAL 4: RATIFICATION OF AUDITORS
Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023. We are asking our stockholders to ratify this appointment. Below is summary information of Deloitte’s fees for fiscal years ended December 31, 2022 and 2021.

Service	2022	2021
Audit	$2,808,591	$2,657,595
Audit-Related	45,000	37,429
Tax	78,750	110,250
All Other	3,295	2,695
Total	$2,935,636	$2,807,969
Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

Our Board recommends that you vote "FOR" the ratification of Deloitte as our independent registered public accounting firm for the year ending December 31, 2023.

2023 PROXY STATEMENT (vii)

BWX TECHNOLOGIES, INC.
800 Main Street, 4th Floor
Lynchburg, Virginia 24504

Proxy Statement for the 2023 Annual Meeting of Stockholders to be held on May 3, 2023

GENERAL INFORMATION
The Board of Directors (the "Board") of BWX Technologies, Inc. ("BWXT," the "Company," "we" or "us") has made these materials available to you over the Internet or, upon your request, has mailed you a printed version of these materials in connection with our 2023 Annual Meeting of Stockholders (the "Annual Meeting"), which will take place on May 3, 2023. We mailed the Notice of the Annual Meeting (or Proxy Statement if you requested a hard copy) to our stockholders on or about March 15, 2023, and our proxy materials were posted on the website referenced in the Notice on that same date.
Links to our website are included in this proxy statement solely for convenience. Content on our website is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission ("SEC").
HOW TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING
You are entitled to participate in our Annual Meeting if you were a stockholder of record at the close of business on March 6, 2023. This year’s Annual Meeting will be held virtually via a live webcast. To attend and participate in the virtual Annual Meeting, please visit www.virtualshareholdermeeting.com/BWXT2023. You must enter the control number found on your proxy card, voting instruction form or notice you previously received.
Online access to the webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device. We encourage you to access the website in advance of the designated start time. The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. You should ensure you can hear streaming audio prior to the start of the meeting. If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website.
You may vote during the Annual Meeting by following the instructions available on the virtual meeting website. If you are the beneficial owner of shares held in street name and you want to vote your shares during the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials may be used to vote your shares in connection with the Annual Meeting. We encourage you to submit your proxies as early as possible to avoid any processing delays.
Questions relevant to meeting matters will be taken live via webcast and answered during the meeting as time allows, to emulate an in-person question and answer session. Only stockholders with a valid control number will be allowed to ask questions. To ensure the meeting is conducted in a manner that is fair to all stockholders, the Chair (or such other person designated by our Board) may exercise broad discretion in recognizing stockholders who wish to ask questions and determining whether inappropriate questions are rejected or edited, the order in which questions are asked, and the amount of time devoted to any one question. Further instructions on how to attend, participate in and vote at the virtual Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at the virtual meeting website.

2023 PROXY STATEMENT 1

VOTING INFORMATION
VOTING INFORMATION
RECORD DATE AND WHO MAY VOTE
Our Board selected March 6, 2023 as the record date for determining stockholders of record entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., on the record date, you may vote your shares on the matters to be considered at the Annual Meeting. If your shares were held in street name on that date, you should refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted. Brokers holding shares in street name can vote those shares on routine matters if the beneficial owner has not provided voting instructions at least 10 days before the Annual Meeting. Under the rules of the New York Stock Exchange, the election of directors, the advisory vote on compensation of our named executive officers and the advisory vote on the frequency of the advisory vote on executive compensation are not considered routine matters, which means that brokers may not vote your shares for such matters if you have not given your broker specific instructions as to how to vote and your shares will not be represented in those matters. Please be sure to give specific voting instructions to your broker.
On the record date, 91,438,443 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.
HOW TO VOTE
Most stockholders can vote by proxy in three ways:
•by Internet at www.proxyvote.com;
•by telephone; or
•by mail.
Stockholder of Record
If you are a stockholder of record, you can vote your shares by voting by Internet, telephone, mailing in your proxy or during the Annual Meeting. You may give us your proxy by following the instructions included in the Notice or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials through the instructions in the Notice. If you vote using either telephone or the Internet, you will save us mailing expense.
By giving us your proxy, you will be directing us how to vote your shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.
Beneficial Owner
If you are the beneficial owner of shares held in street name, the methods by which you can access the proxy materials and give the voting instructions to the broker or nominee may vary. Accordingly, beneficial owners should follow the instructions provided by their brokers or nominees to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares during the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of Internet or telephone voting depends on the voting process used by the broker or nominee that holds your shares.
You may receive more than one Notice or proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions for all of your accounts to vote all your shares.
HOW TO CHANGE YOUR VOTE OR REVOKE YOUR PROXY
Stockholders of Record
For stockholders of record, you may change your vote or revoke your proxy by written notice to our Corporate Secretary at our corporate headquarters, 800 Main Street, 4th Floor, Lynchburg, Virginia 24504, granting a new later dated proxy, submitting a later dated proxy by telephone or on the Internet, or by voting during the Annual Meeting.
2 2023 PROXY STATEMENT

VOTING INFORMATION
Unless you attend the Annual Meeting and vote your shares, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. This will help the inspector of election for the Annual Meeting verify your latest vote.
Beneficial Owners
For beneficial owners of shares held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote or revoke your proxy. If you want to change your vote as to shares held in street name by voting during the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.
QUORUM
The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the record date will constitute a quorum. If you attend the Annual Meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will count for quorum purposes.
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
We are asking you to vote on the following proposals:

Proposal	Description	Board's Voting Recommendation
1	Election of nine director nominees to one-year terms	FOR EACH NOMINEE
2	Advisory vote on the compensation of our named executive officers	FOR
3	Advisory vote on the frequency of the advisory vote on the compensation of our named executive officers	1 YEAR
4	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR
VOTE REQUIRED
Proposal 1: Election of Directors
For the proposal on the election of directors, a director nominee will be elected to the Board of Directors if the numbers of votes cast "FOR" the nominee exceeds the number of votes cast "AGAINST" at the Annual Meeting. You may vote “FOR” or "AGAINST" each director nominee or abstain from voting for one or more nominees. Abstentions and broker non-votes with respect to the election of directors will have no effect on the outcome and do not count as votes cast. Under our Bylaws, in the event of a contested election, the director nominees will be elected by the affirmative vote of a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors at the Annual Meeting.
Proposal 2: Advisory Vote on Executive Compensation
For the advisory vote on executive compensation proposal, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be adopted. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote on this proposal. As a result, abstentions have the effect of an “AGAINST” vote. Broker non-votes will not be considered as entitled to vote on this proposal, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on this proposal.
Proposal 3: Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our Named Executive Officers
For the advisory vote on the frequency of the advisory vote on the compensation of our named executive officers proposal, you may vote “1 YEAR,” "2 YEARS," “3 YEARS” or abstain from voting This proposal requires the
2023 PROXY STATEMENT 3

VOTING INFORMATION
affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be adopted. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote on this proposal. As a result, abstentions have the effect of a vote against "1 YEAR," "2 YEARS" and "3 YEARS." Broker non-votes will not be considered as entitled to vote on this proposal, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on this proposal.
Proposal 4: Ratification of Independent Registered Public Accounting Firm
For the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the votes cast on the matter. Abstentions will not be considered as cast and, as a result, will not have any effect on the proposal.
HOW VOTES ARE COUNTED
Stockholders of Record
For stockholders of record, all shares represented by the proxies will be voted at the Annual Meeting in accordance with instructions given by the stockholders. Where a stockholder returns their proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the election of directors; (2) “FOR” the approval of the compensation of our named executive officers on an advisory basis; (3) "1 YEAR" on the advisory vote on the frequency of the advisory vote on the compensation of our named executive officers; (4) “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm; and (5) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a stockholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Beneficial Owners
For beneficial owners of shares held in street name, the brokers or nominees holding shares for beneficial owners must vote those shares as instructed. Absent instructions from you, brokers, banks and nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. A broker, bank or nominee does not have discretion to vote on the election of directors or approval of the compensation of our named executive officers. If you do not instruct your broker, bank or nominee how to vote on those matters, no votes will be cast on your behalf on the election of directors, the advisory vote on compensation of our named executive officers or the advisory vote on the frequency of the advisory vote on executive compensation. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on the ratification of the appointment of Deloitte as our independent registered public accounting firm. Any shares of our common stock held in the Thrift Plan for Employees of BWXT and Participating Subsidiary and Affiliated Companies (our "Thrift Plan”) that are not voted or for which Vanguard, as trustee of the Thrift Plan, does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.
Other Matters
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the Internet or telephone voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.
CONFIDENTIAL VOTING
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:
•to meet any legal requirements;
•in limited circumstances such as a proxy contest in opposition to our Board;
•to permit independent inspectors of election to tabulate and certify your vote; or
•to adequately respond to your written comments on your proxy card.
4 2023 PROXY STATEMENT

VOTING INFORMATION

SOLICITATION OF PROXIES
We have sent or provided access to the materials to you because our Board is soliciting your proxy to vote your shares at our Annual Meeting. We will bear all expenses incurred in connection with this proxy solicitation. We have engaged Alliance Advisors to assist in the solicitation for a fee of $26,800. In addition, our officers and employees may solicit your proxy by telephone, facsimile transmission, electronic mail or in person, and they will not be separately compensated for such services. We solicit proxies to give all stockholders an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares. If your shares are held through a broker or other nominee (i.e., in "street name") and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through our Thrift Plan and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you should instruct the trustee on how to vote your Thrift Plan shares.

2023 PROXY STATEMENT 5

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors is currently comprised of the nine members identified in the table below, all of whom are standing for election. All director nominees stand for election to one-year terms at the Annual Meeting and each annual meeting of stockholders thereafter.

10-Year Director Tenure Limit
In 2015, our Board adopted a 10-year director tenure policy that provides that (1) no person may be nominated to serve on the Board if they have more than 10 years of service prior to the date of such election and (2) a director is deemed to resign and retire at the next annual meeting of stockholders following the term in which 10 years of service is attained. See "10-Year Director Tenure Limit" under Corporate Governance — Board Function, Leadership and Executive Sessions below.

Director Nominee	Director Since
Jan A. Bertsch	2013
Gerhard F. Burbach	2018
Rex D. Geveden	2017
James M. Jaska	2016
Kenneth J. Krieg	2016
Leland D. Melvin	2019
Robert L. Nardelli	2014
Barbara A. Niland	2016
John M. Richardson	2020
Director Qualifications
The table below highlights the qualifications, competency and experience of each director, including each nominee for election to our Board, that contributed to the Board’s determination that each individual is uniquely qualified to serve on the Board. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions.

Expertise / Experience	Bertsch	Burbach	Geveden	Jaska	Krieg	Melvin	Nardelli	Niland	Richardson
Executive / Operating	●	●	●	●	●		●	●	●
Government, Nuclear or Manufacturing Industry	●	●	●	●	●	●	●	●	●
Financial / Strategic / M&A	●	●	●	●	●		●	●
Technology / Scientific	●	●	●	●	●	●		○	●
Risk Management	●	●	●	●	○	●	●	●	●
Healthcare / FDA Regulatory		●		○
Aerospace Industry			●		●	●			●
Safety and Environmental			●	●		●	○		●
Public Company CEO Experience		●	●				●
Security and Information Technology	●	●	●	●	○	●	○	○	●
Governance	●	●	●	●	●		●	●	●
International	●	●	●	●	●	●	●	●	●
Other Current Public Company Boards	2	1	1	0	1	0	1	0	2
● Expertise ○ Experience
6 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
Director Nominees
On the nomination of our Board following the recommendation of the Governance Committee, the following nominees will each stand for election as a director for a one-year term expiring at the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

•Jan A. Bertsch	•Leland D. Melvin
•Gerhard F. Burbach	•Robert L. Nardelli
•Rex D. Geveden	•Barbara A. Niland
•James M. Jaska	•John M. Richardson
•Kenneth J. Krieg
Each nominee has consented to serve as a director if elected.
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of each of the director nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board. We are not aware of any circumstances that would prevent any of the nominees from serving.
Set forth below is certain information for each director nominee up for election at the Annual Meeting and each continuing director of our Company who is not up for election. (Ages are as of the Annual Meeting.)
NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Professional Experience
•Ms. Bertsch, age 66, served as Chief Financial Officer of Owens-Illinois, Inc., a Fortune 500 manufacturer of glass and packaging products, from November 2015 to April 2019.
•Previously, Ms. Bertsch served as the Executive Vice President and Chief Financial Officer of Sigma-Aldrich Corporation, a leading life science and high technology company, from March 2012 to November 2015.
•Before joining Sigma-Aldrich, Ms. Bertsch served as Vice President, Controller and Principal Accounting Officer of Borg Warner, Inc., from August 2011 to February 2012 and as Vice President and Treasurer from December 2009 to July 2011.
•Prior to that, Ms. Bertsch spent several years as Senior Vice President, Treasurer and Chief Information Officer for Chrysler Group, LLC, and Chrysler LLC, where she worked proactively with a number of constituents to determine a solution to Chrysler’s long-term viability.
•Ms. Bertsch served on the Board of Directors of Meritor, Inc. from 2016 to 2022, and serves on the Boards of Regal Rexnord Corporation since 2019 and Axalta Coating Systems, Inc. since September 2022.

Jan A. Bertsch Independent Board Chair Director since 2013
Skills and Qualifications
•Ms. Bertsch has held numerous advisory roles in the academic, technological, and major manufacturing industries. With 40 years of experience, Ms. Bertsch brings extensive corporate finance, strategic planning, restructuring and international experience to our Board. The depth and breadth of her professional career in the life science, automotive and manufacturing industries, with a keen focus on operational enhancements, cost reduction strategies and revenue generation for Fortune 500 and Fortune 1000 companies, make her a valuable member of the Board.

Professional Experience
•Mr. Burbach, age 61, was President, Chief Executive Officer and director of Thoratec Corporation, a company that develops, manufactures and markets proprietary medical devices used for circulatory support, from 2006 to 2014.
•Prior to that, he held executive leadership positions at Digirad Corporation, Philips Medical Systems, ADAC Laboratories, McKinsey & Company and CitiCorp.
•Mr. Burbach received a bachelor’s degree in industrial engineering from Stanford University and a master’s of business administration from Harvard Business School.
•Mr. Burbach serves on the board of directors of Fluidigm Corporation, a public company manufacturing and marketing innovative technologies for life sciences research, and is chairman of the board of directors of Procyrion Inc., a private medical device company focused on the treatment of chronic heart failure. He also serves on the boards of Artelon, a private biomaterial developer used for tendon and ligament reconstruction, and Vascular Dynamics, Inc., a private medical device company developing innovative solutions for heart failure and hypertension.

Gerhard F. Burbach Independent Director Director since 2018 Committee: – Compensation (Chair)
Skills and Qualifications
•Mr. Burbach's leadership background with medical device companies provides our Board with a key external perspective and insight into our medical isotope business, including strategy, development, operations, customers and other stakeholders.

2023 PROXY STATEMENT 7

PROPOSAL 1: ELECTION OF DIRECTORS

Professional Experience
•Mr. Geveden, age 62, has served as President and Chief Executive Officer since January 2017, and served as our Chief Operating Officer from October 2015 until December 2016.
•Previously, Mr. Geveden was Executive Vice President at Teledyne Technologies Incorporated ("Teledyne"), a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. There he led two of Teledyne's four operating segments since 2013, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as President and Chief Executive Officer of Teledyne Scientific and Imaging, LLC (2011 to 2013) and President of both Teledyne Brown Engineering, Inc. and Teledyne's Engineered Systems Segment (2007 to 2011).
•Mr. Geveden is a former Associate Administrator of the National Aeronautics and Space Administration ("NASA"), where he was responsible for all technical operations within the agency's $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years.
•Mr. Geveden has served as chairman of the board of directors of TTM Technologies, Inc. since 2021 and has been a director since 2018.

Rex D. Geveden President, Chief Executive Officer and Director Director since 2017
Skills and Qualifications
•Mr. Geveden has broad leadership and technical experience overseeing commercial manufacturing operations for publicly traded companies and high-consequence technology programs for the U.S. government. This experience, combined with his strategic vision, make him a valuable contributor to our Board of Directors.

Professional Experience
•Mr. Jaska, age 72, has served as Chief Executive Officer, Versar, Inc. since October 2021. He previously served as President and Chief Executive Officer of both GC Valiant LLC and Valiant Integrated Services LLC from 2016 to 2021. From July 2015 to January 2016, he served as Division President of Supreme Group LLC (now known as Valiant Integrated Services LLC).
•Previously, Mr. Jaska served in a variety of roles of increasing responsibility with AECOM (formerly AECOM Technology Corporation) over a 10-year period, including President, Government (2013-2014), President of Americas & Government (2011-2013), Division Executive Vice President (2009-2011), Group Chief Executive, Government Group (2005-2009) and Consultant (2004-2005).
•Mr. Jaska also held several positions with Tetra Tech, Inc., a global provider of professional technical services in engineering, applied sciences, resource management and infrastructure, including President and Director (2003-2004), President, Chief Financial Officer and Treasurer (2001-2003), Executive Vice President, Chief Financial Officer and Treasurer (2000-2001) and as Vice President, Chief Financial Officer and Treasurer (1994-2000).
•Mr. Jaska has also held leadership roles with Alliant Techsystems, Inc., Honeywell, Inc. and Ecolab.
•He holds a master's degree and a bachelor's degree from Western Illinois University.

James M. Jaska Independent Director Director since 2016 Committees: – Audit and Finance – Governance (Chair)
Skills and Qualifications
•Mr. Jaska's leadership background with large technology and government services operations provides our Board with a key external perspective on our operations, customers and other stakeholders relevant to our businesses.

Professional Experience
•Mr. Krieg, age 62, has served as the founder and Principal of Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change, since 2007.
•Previously, Mr. Krieg served as the Under Secretary of Defense for Acquisition, Technology and Logistics from June 2005 to July 2007, in which role he was responsible for advising the Secretary of Defense on all matters relating to the Department of Defense acquisition system, research and development, advanced technology, developmental test and evaluation, production, logistics, installation management, military construction, procurement, environmental security, nuclear, chemical and biological matters.
•Mr. Krieg has also served in a variety of Department of Defense roles, including as Special Assistant to the Secretary and Director for Program Analysis & Evaluation and Executive Secretary of the Senior Executive Council, and served as Vice President and General Manager of International Paper Realty Inc.
•Mr. Krieg also worked in a number of defense and foreign policy assignments in Washington, DC, including positions at the White House, on the National Security Council Staff, and in the Office of the Secretary of Defense.
•He serves on the board of directors on Leonardo DRS, Inc. since November 2022 and served on the boards of Tempus Applied Solutions Holdings, Inc. from 2014 to 2016, and API Technologies, Inc. from 2011 to 2016.

Kenneth J. Krieg Independent Director Director since 2016 Committee: – Compensation
Skills and Qualifications
•Mr. Krieg has significant experience overseeing major research, development and procurement programs for the Department of Defense. His background provides our Board of Directors with valuable insight into acquisition priorities and considerations of the U.S. Government, our single largest customer.

8 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Professional Experience
•Mr. Melvin, age 59, had a 24-year career with NASA as an astronaut and research scientist, including serving as mission specialist on two Space Shuttle Atlantis missions to the International Space Station.
•In addition, he served as a NASA Associate Administrator for Education for over four years and served as co-chair of the White House's Federal Coordination in STEM Education Task Force to develop education plans for STEM.
•Mr. Melvin served as a U.S. representative to the International Space Education Board, a global collaboration on space education among a number of government space agencies.
•He is a director of Star Harbor Space Training Academy, an immersive space training academy, and Trustee Emeritus of the University of Richmond Board of Trustees.
•Mr. Melvin received a B.S. in chemistry from the University of Richmond and an M.S. in materials science engineering from the University of Virginia.

Leland D. Melvin Independent Director Director since 2019 Committee: – Compensation
Skills and Qualifications
•Mr. Melvin has 24 years of experience with NASA with extensive technical expertise in space exploration as both an astronaut and research scientist. This experience provides an external perspective and insight into the strategy, development, operations and stakeholders for our space propulsion and related programs.

Professional Experience
•Mr. Nardelli, age 74, is the Founder and Chief Executive Officer of XLR-8, LLC, an investment and consulting company, which he formed in 2012.
•He has also served as a Senior Advisor at Emigrant Savings Bank since August 2015, and formerly served as Senior Advisor to the founder of Cerberus Capital Management, L.P. (“Cerberus”), a private equity firm, and held several senior positions with Cerberus and Cerberus Operations and Advisory Company, LLC from 2007 to August 2015.
•Mr. Nardelli served as Chairman and CEO of Chrysler LLC from 2007 until 2009 and served as Chairman, President and CEO of The Home Depot, Inc. from 2000 to 2007.
•Previously, Mr. Nardelli held several senior executive positions with General Electric Company.
•Mr. Nardelli serves on the board of directors of Fathom Digital Manufacturing Corporation. He has served on the boards of directors of Accelerate Acquisition Corp. (2021-2023), The Home Depot (2000-2007), The Coca-Cola Company (2002-2005), Chrysler LLC (2007-2009) and Pep Boys – Manny, Moe and Jack (2015-2016).

Robert L. Nardelli Independent Director Director since 2014 Committees: – Audit and Finance – Governance
Skills and Qualifications
•Mr. Nardelli has over 40 years of global operating and financial experience, including with large publicly traded manufacturing companies. This experience combined with his past service on the boards of directors of several other publicly traded companies provides a meaningful perspective to our Board.

Professional Experience
•Ms. Niland, age 64, most recently served as Corporate Vice President and Chief Financial Officer of Huntington Ingalls Industries, Inc. (March 2011 to March 2016), a Fortune 500 shipbuilding company for the U.S. Navy and Coast Guard that was spun off from Northrop Grumman Corporation in 2011.
•Previously at Northrop Grumman, Ms. Niland served in a variety of roles of increasing responsibility over a career spanning over 37 years, including as Vice President and Chief Financial Officer, Shipbuilding; Vice President and Chief Financial Officer and Division Vice President - Finance.
•Ms. Niland holds a master's degree from the University of Maryland University College and a bachelor's degree from Towson University.

Barbara A. Niland Independent Director Director since 2016 Committees: – Audit and Finance (Chair) – Governance	Skills and Qualifications
•Ms. Niland has over 30 years of financial and operations experience with shipbuilding and manufacturing operations for the U.S. Navy. Her tenure in senior financial leadership roles with one of our publicly traded peer companies provides our Board with valuable perspectives on our industry.

2023 PROXY STATEMENT 9

PROPOSAL 1: ELECTION OF DIRECTORS

Professional Experience
•Admiral Richardson, age 63, served as the 31st Chief of Naval Operations for the U.S. Navy from 2015 to 2019 and as its Director of the Naval Nuclear Propulsion Program from 2012 to 2015. As Chief of Naval Operations, he was responsible for the management of a $160 billion budget covering 600,000 sailors and civilians, over 70 installations, 290 warships and over 2,000 aircraft worldwide.
•During his 37 years of service in the U.S. Navy, Admiral Richardson gained valuable operational and national security experience safely managing the Naval Nuclear Propulsion Program. He also served on four nuclear submarines, including commanding the submarine USS Honolulu, and served as naval aide to the President of the United States.
•Admiral Richardson earned a bachelor of science degree in physics from the U.S. Naval Academy, a master's degree in electrical engineering from the Massachusetts Institute of Technology and Woods Hole Oceanographic Institution and a master's degree in National Security Strategy from the National War College.
•Admiral Richardson serves on the Board of Directors of The Boeing Company and Constellation Energy Corporation, a spin-off of Exelon Corporation, where he served as a director from 2019 to 2022.

John M. Richardson Independent Director Director since 2020 Committees: – Audit and Finance – Compensation
Skills and Qualifications
•Admiral Richardson brings extensive expertise in nuclear, safety, regulation, operations management and oversight of complex, high-risk systems, as well as extensive national security experience. His unique understanding of the U.S. government, our single largest customer, and his service on other public company boards of directors provide valuable perspectives on our business and industry.

RECOMMENDATION AND VOTE REQUIRED
Our Board recommends that stockholders vote “FOR” each of the director nominees. The proxy holders will vote all proxies received "FOR" each of the director nominees unless instructed otherwise. Approval of this proposal requires that the number of votes cast "FOR" exceeds the number of votes cast "AGAINST" at the Annual Meeting. Abstentions and broker non-votes with respect to the election of directors will have no effect on the outcome and do not count as votes cast. Under our Bylaws, in the event of a contested election, the director nominees will be elected by the affirmative vote of a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors at the Annual Meeting.

10 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
We maintain a corporate governance section on our website, which contains copies of our principal governance documents. The corporate governance section may be found at www.bwxt.com under “Investors — Corporate Governance.” The corporate governance section includes the following documents:
•Amended and Restated Bylaws
•Corporate Governance Principles
•Code of Business Conduct
•Code of Ethics for Chief Executive Officer and Senior Financial Officers
•Director Conflict of Interest Policy
•Audit and Finance Committee Charter
•Compensation Committee Charter
•Governance Committee Charter
DIRECTOR INDEPENDENCE
The Board has established categorical standards, which conform to the independence requirements in the New York Stock Exchange (“NYSE”) listing standards, to assist it in determining director independence. These standards are contained in the Corporate Governance Principles found on our website at www.bwxt.com under “Investor Relations — Corporate Governance.”
Based on these independence standards, our Board has determined that the following eight directors are independent and meet our categorical standards:

•Jan A. Bertsch	•Kenneth J. Krieg	•Barbara A. Niland
•Gerhard F. Burbach	•Leland D. Melvin	•John M. Richardson
•James M. Jaska	•Robert L. Nardelli
In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated. None were determined to constitute a material relationship with us.
The Board also determined that Mr. Geveden, who serves as an executive officer of the Company, is not an independent director. Accordingly, we currently have a supermajority of independent directors (eight of nine, or 89%) in compliance with our Corporate Governance Principles which require a majority of independent directors.
BOARD FUNCTION, LEADERSHIP STRUCTURE, DIRECTOR TENURE LIMIT AND MAJORITY VOTING
The mission of our Board is to promote the best interests of the Company’s stockholders through oversight of the management of the Company’s business and affairs. The Board believes that its corporate governance policies and practices provide independent oversight and accountability of management. The Company’s Corporate Governance Principles and Committee Charters provide for a number of processes and practices, including the 10-year director tenure limit; appointment of a Lead Independent Director in appropriate circumstances; executive sessions of the independent directors without management at each regular Board meeting; a majority of independent directors; and an Audit and Finance Committee, Compensation Committee and Governance Committee, each comprised exclusively of independent directors.
Chair and Chief Executive Officer Roles
BWXT does not have a policy requiring that the positions of Chair and Chief Executive Officer be separate or be occupied by the same individual. Our Board believes that this question is properly addressed as part of succession planning and that it is appropriate to make a determination on these matters when it elects a new Chief Executive Officer, appoints a new Chair or at other times. In anticipation of the retirement of Mr. Fees as our Non-Executive Chairman at the 2022 Annual Meeting, the Board undertook its regular succession planning process and elected Jan Bertsch as the Independent Board Chair and eliminated the lead independent director role at that time.

2023 PROXY STATEMENT 11

CORPORATE GOVERNANCE

10-Year Director Tenure Limit
Our Bylaws provide that (1) a person shall not be nominated for election or reelection to our Board if such person will have served as a director for 10 years prior to the date of election or re-election (as measured from the date of the Bylaw amendment, July 1, 2015) and (2) any director who attains 10 years of service during his or her term shall be deemed to have resigned and retired at the first annual meeting following his or her attainment of 10 years of service as a director.
Majority Voting with Director Resignation Policy
Our Bylaws provide that, in an election of directors where the number of director nominees does not exceed the number of directors to be elected (an "Uncontested Election"), each director nominee must receive the majority of the votes cast with respect to that director. Each director nominee has submitted an irrevocable resignation contingent on (i) the receipt of a majority of the votes cast in an Uncontested Election and (ii) acceptance of such resignation by the Board. If a director nominee were not receive a majority vote, the Governance Committee would make a recommendation to the Board on whether to accept or reject the resignation or take other action. Any action taken by the Board would be publicly disclosed within 90 days of certification of the election results.
THE ROLE OF THE BOARD IN SUCCESSION PLANNING
The Board believes effective succession planning, particularly for the Chief Executive Officer, is important to the continued success of the Company. As a result, the Board regularly reviews and discusses succession planning for the Chief Executive Officer, other Named Executives (as defined in "Named Executive Profiles" below) and certain other executive officers during executive sessions of Board meetings. The Governance Committee assists the Board in the area of succession planning, in particular, with respect to succession planning for the Chief Executive Officer. From time to time, the Board also retains an executive search firm as part of its normal succession planning function.
THE ROLE OF THE BOARD IN ESG OVERSIGHT
The BWXT Board of Directors believes that a commitment to environmental, social and governance ("ESG") enhances shareholder value. To ensure effective governance, our policies include tenure limits, gender diversity, a no hedging/pledging policy for company securities and maintaining a lead independent director, among other things. In addition, we seek opportunities to engage with stockholders for input on current and emerging areas of focus.
The Board believes that the effective oversight of the Company's ESG objectives and metrics is best accomplished by the Board and each of its Committees. The Board oversees and monitors execution upon the Company's strategy and corporate purpose, safety and security performance, succession planning and overall sustainability efforts. The Audit and Finance Committee oversees and receives regular updates on litigation and environmental matters, regulatory compliance, training, and concerns and violations relating to the Code of Business Conduct. The Compensation Committee oversees and receives regular reports on compensation and benefits, and has maintained ESG performance (safety goals) for all participants in the Company's annual incentive plans since 2015.
The Governance Committee has primary responsibility for ESG matters and oversees and receives regular reports on the Company's corporate governance, human capital management, diversity and inclusion, cybersecurity and other ESG matters. The executive officers have responsibility for execution and implementation of the Company's ESG program and have established a Diversity and Inclusion Committee of employees who review and report to senior management on these matters and potential actions to encourage diversity and inclusion throughout the Company.
THE ROLE OF THE BOARD IN RISK OVERSIGHT
As part of its oversight function, the Board monitors the risks that we face. The diagram below provides a summary of the risk oversight allocation among the Board and its Committees.
We maintain an enterprise risk management ("ERM") program administered by our Risk Management group. The program facilitates the process of reviewing key external, strategic, operational, safety, security and financial risks as well as monitoring the effectiveness of risk mitigation. Information on the ERM program is presented to senior management and the Board on a quarterly basis. The Board is updated quarterly on safety.
The Audit and Finance Committee assists the Board in fulfilling its oversight responsibility in the areas of financial reporting, ethics and compliance, litigation and environmental risks and by meeting quarterly with management to review these risk exposures and discuss BWXT’s policies and guidelines concerning risk assessment and management.
12 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
The Compensation Committee also assists the Board with this function by assessing risks associated with our compensation programs in consultation with management and the Committee's outside compensation consultant. The Compensation Committee has included an ESG performance metric (safety) in our annual incentive plans since 2015 to emphasize continuous focus on our safety performance.
The Governance Committee assists the Board by assessing risks associated with ESG (including diversity and inclusion and human capital management), corporate governance and cybersecurity and receives quarterly briefings on these topics. The Chief Information Officer provides semiannual updates to the Governance Committee regarding cybersecurity and data security risks, enhancements and training.
CODE OF BUSINESS CONDUCT
Our Code of Business Conduct ("Code") applies to all directors, officers and employees, including our chief executive officer, chief financial officer, chief accounting officer, executive officers and other Named Executives, and provides the ethical guidelines and expectations for conducting our business. In addition, we expect our suppliers, vendors, contractors, agents, representatives, consultants and joint venture partners (our "Partners") to behave in the ethical manner described in our Code when doing work for the Company. The Code encourages our employees and Partners to speak up to clarify a policy, identify questionable conduct and report any violations through their supervisor, manager, Human Resources, Legal or Ethics and Compliance representative. Employees, Partners and third parties may also use the BWXT Help Line, which is managed by a third party and available 24 hours a day, seven days a week, to report any questions or concerns in a secure, confidential and (if desired) anonymous format. The Code prohibits retaliation against anyone who makes a good faith report of an alleged violation of our Code or policies. The Audit and Finance Committee receives quarterly reports on training, concerns and violations related to the Code. Our Code satisfies the requirements for a "code of ethics" within the meaning of SEC rules. A copy of the Code is posted on our website, www.bwxt.com under "About Us – Corporate Citizenship – Ethics and Compliance." In the event we amend or waive any of the provisions of the Code applicable to our principal executive officer, principal financial officer, principal accounting officer or controller that relates to any element of the definition of "code of ethics" enumerated in Item 406(b) of Regulation S-K under the Securities Exchange Action of 1934, as amended (the "Exchange Act"), we intend to disclose these actions on our website. A copy of the Code is also available to stockholders upon request, addressed to the Corporate Secretary at 800 Main Street, 4th Floor, Lynchburg, Virginia 24504.
Training
All employees are provided with a copy of the Code and required to certify their understanding and compliance with the Code annually. In addition, mandatory Code training is provided to all employees and directors at least annually. This training is part of the Company's broader training program administered by the Ethics and Compliance Department, including online and in-person training. Topics covered have included, among other things, diversity and inclusion, sexual harassment, cybersecurity, anti-corruption and anti-bribery, and export controls.

2023 PROXY STATEMENT 13

CORPORATE GOVERNANCE

STOCKHOLDER ENGAGEMENT

We make it a priority to engage with our stockholders and have continued our stockholder engagement activities in 2022. Since the 2022 Annual Meeting of Stockholders, we conducted a stockholder engagement program and solicited stockholders holding approximately 75% of our outstanding shares to discuss, among other topics, environmental, social, governance and compensation matters. As a result of this outreach, stockholders representing approximately 16.6% of our outstanding shares requested meetings and provided feedback to management. The feedback received from our stockholder outreach program is reported to the Audit and Finance Committee, Compensation Committee and Governance Committee, as appropriate, and informs Board and Committee discussions and decisions on ESG matters, among other things.

Stockholder Feedback and Actions Taken
Since the 2022 Annual Meeting, we received stockholder feedback regarding our sustainability report and have enhanced our disclosure regarding GHG emissions and added an index reflecting disclosures aligned with the Task Force on Climate-related Financial Disclosures (TCFD) in our 2023 sustainability report, which is available on our website.

COMMUNICATION WITH THE BOARD
Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (independent members), c/o BWX Technologies, Inc., Corporate Secretary’s Office, 800 Main Street, 4th Floor, Lynchburg, Virginia 24504. All such communications shall be forwarded to the independent directors for their review, except for communications that (1) are unrelated to the Company’s business, (2) contain improper commercial solicitations, (3) contain material that is not appropriate for review by the Board based upon the Company’s Bylaws and the established practice and procedure of the Board, or (4) contain other improper or immaterial information. Information regarding this process is posted on our website at www.bwxt.com under “Investors — Corporate Governance.”

14 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
BOARD MEETINGS AND COMMITTEES
Director Attendance at Board and Annual Meetings of Stockholders
Our Board met four times during 2022. Each director attended 100% of the meetings of the Board and of the committees on which they served during the time they served on the Board in 2022. In addition, as reflected in our Corporate Governance Principles, we have adopted a policy that each member of our Board must make reasonable efforts to attend our Annual Meeting. All of our current directors who were directors at the time of the meeting attended the 2022 Annual Meeting of Stockholders.
Committees of the Board
The Board has established an Audit and Finance Committee, Compensation Committee and Governance Committee in accordance with the applicable NYSE and SEC requirements. Each Committee is comprised exclusively of independent directors as determined by the Board in accordance with the NYSE listing standards. Each of these committees has a written charter approved by the Board and available on our website at www.bwxt.com under “Investors — Corporate Governance.” The current members of the committees are identified below.

Audit and Finance Committee	2022 Meetings: 4
Barbara Niland (Chair), James Jaska, Robert Nardelli and John Richardson	100% Independent
Our Audit and Finance Committee’s role is financial and risk oversight. Management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit and Finance Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work. The Audit and Finance Committee is responsible for the following:
•Appoint, retain and oversee our independent registered public accounting firm and its audit process;
•Monitor the effectiveness of our financial reporting processes and disclosure and internal controls;
•Review our audited financial statements with management and our independent registered public accounting firm;
•Review and evaluate the scope and performance of the internal audit function;
•Review our policies and procedures regarding ethics and compliance, as well as training, concerns and violations related to our Code of Business Conduct; and
•Review of our exposure to various risks, including financial, litigation, environmental and regulatory risks.

Our Board has determined that (i) Ms. Niland and Messrs. Jaska and Nardelli are each "financially literate" as defined by the NYSE and each qualify as an “audit committee financial expert” within the definition established by the SEC and (ii) each member of the Audit and Finance Committee is independent for purposes of Rule 10A-3 of the Exchange Act. For more information on the backgrounds of these directors, see their biographical information under “Proposal 1: Election of Directors” above. For more information on the Audit and Finance Committee, see "Audit and Finance Committee Report" and "Proposal 4: Ratification of Auditors" below.

2023 PROXY STATEMENT 15

CORPORATE GOVERNANCE

Compensation Committee	2022 Meetings: 5
Gerhard Burbach (Chair), Kenneth Krieg, Leland Melvin and John Richardson	100% Independent
The Compensation Committee has overall responsibility for our executive and non-employee director compensation plans, policies and programs. The Compensation Committee also oversees the annual evaluation of our Chief Executive Officer, in conjunction with the Governance Committee, and makes compensation recommendations to the independent directors of the Board. The Compensation Committee regularly reviews the design of our significant compensation programs with the assistance of its compensation consultant.

The Compensation Committee administers our Executive Incentive Compensation Plan (the “EICP”), under which it awards annual cash-based incentive compensation to our officers based on the attainment of annual performance goals. Our Compensation Committee approves, among other things, the target EICP compensation, as well as the financial and safety goals for each officer. The Committee recommends to the independent members of the Board individual goals for EICP compensation for our Chief Executive Officer. Our Chief Executive Officer establishes EICP individual goals for the Presidents of principal operating groups and other executive officers. The Compensation Committee also administers our 2010 Long-Term Incentive Plan (as amended, the “2010 LTIP”) and 2020 Omnibus Incentive Plan (the "2020 Plan," and together with the 2010 LTIP, the "Incentive Plans"), and may delegate some of its duties (other than awards to directors and executive officers under the Incentive Plans) to our Chief Executive Officer or other senior officers. The Compensation Committee evaluates the Chief Executive Officer's performance under the EICP and the Incentive Plans and recommends payouts under such plans and other compensation changes to the independent members of the Board.

The Board has determined that each member of the Compensation Committee is (i) independent, as independence for compensation committee members is defined by the NYSE, (ii) a "non-employee director" for purposes of Section 16b-3 of the Exchange Act, and (iii) an "outside director" for purposes of 162(m) of the Internal Revenue Code.

Executive Compensation Consultant

The Compensation Committee has the authority to retain, terminate, compensate and oversee any compensation consultant ("Compensation Consultant") or other advisors to assist the committee in the discharge of its responsibilities. The Compensation Committee has engaged Exequity LLP (“Exequity”) as its outside Compensation Consultant. For 2022, Exequity assisted the Compensation Committee with:
•advice and analysis on the design, structure and level of executive and director compensation and incentive plans;
•review of market survey and proxy compensation data for benchmarking;
•advice on external market factors and evolving compensation trends; and
•assistance with regulatory compliance and changes regarding compensation matters.

Exequity attends the Compensation Committee meetings, including executive sessions. Although Exequity works with our management on various matters for which the Compensation Committee is responsible, our management does not direct or oversee the retention or activities of Exequity.

See the “Compensation Discussion and Analysis” and “Compensation of Executive Officers” sections of this proxy statement for information about our 2022 executive officer compensation, including a discussion of the role of the Compensation Consultant.

Compensation Committee Interlocks and Insider Participation

No director who served as a member of the Compensation Committee during the year ended December 31, 2022 (i) was during such year, or had previously been, an officer or employee of BWXT or any of our subsidiaries, or (ii) had any material interest in a transaction of BWXT or a business relationship with, or any indebtedness to, BWXT. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board.

16 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

Governance Committee	2022 Meetings: 4
James Jaska (Chair), Barbara Niland and Robert Nardelli	100% Independent
The Governance Committee has overall responsibility to:
•establish and assess director qualifications;
•review the composition of the Board and recommend director nominees for election;
•lead the Board's oversight of ESG issues within the Company, including diversity and inclusion;
•oversee the annual self-evaluation process for our Board and Committees, as well as the Chief Executive Officer in conjunction with our Compensation Committee;
•evaluate director orientation and director education programs; and
•monitor governance and cybersecurity risks.
This committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.”

Director Evaluation and Nomination Process

Our Governance Committee is responsible for assessing the qualifications, skills and characteristics of candidates for election to the Board. In making this assessment, the Governance Committee generally considers a number of factors, including each candidate’s:
•professional and personal experiences and expertise in relation to (i) our businesses and industries and (ii) the experiences and expertise of other Board members;
•integrity and ethics in his/her personal and professional life;
•professional accomplishments in his/her field;
•personal, financial or professional interests in any competitor, customer or supplier of ours;
•preparedness to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and any other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so;
•willingness to apply for and ability to obtain and retain an appropriate U.S. Department of Defense or U.S. Department of Energy security clearance; and
•ability to contribute positively to the Board and any of its committees.

The Board recognizes the benefits of a diverse board and requires any search for potential director candidates to consider diversity as to gender, ethnic background, education, viewpoint and personal and professional experiences. Our Board includes three directors (33% of the Board) who are diverse by gender, race or ethnicity.

The Governance Committee solicits ideas for possible candidates from a number of sources — including members of the Board, our Chief Executive Officer and other senior level executive officers, individuals personally known to the members of the Board and independent director candidate search firms.

In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. See “Stockholders’ Proposals” in this proxy statement and our Bylaws, which may be found on our website at www.bwxt.com at “Investors — Corporate Governance.”

The Governance Committee will evaluate properly identified candidates, including nominees recommended by stockholders. The Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from the experience of incumbent directors on the Board. Although the Governance Committee will consider candidates identified by stockholders, the Governance Committee has sole discretion whether to recommend those candidates to the Board.

2023 PROXY STATEMENT 17

COMPENSATION OF DIRECTORS
COMPENSATION OF DIRECTORS
The table below summarizes the compensation earned by or paid to our non-employee directors only for services as a member of our Board for the year ending December 31, 2022. The Compensation Committee of our Board, in coordination with its Compensation Consultant, conducts an annual benchmarking analysis of our Board's non-employee director compensation in comparison to two comparator groups — our custom peer group used for executive compensation benchmarking and a general industry reference group of 100 companies, for which the Company is the median based on revenue. Directors who are also our employees do not receive any compensation for their service as directors. For information regarding the compensation of our Chief Executive Officer, our only employee director, see “Compensation of Executive Officers” on the following pages.
DIRECTOR COMPENSATION TABLE FOR 2022

Name of Non-Employee Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Jan A. Bertsch	$171,250	$129,971	$—	$301,221
Gerhard F. Burbach	105,000	129,971	—	234,971
James A. Jaska	105,000	129,971	—	234,971
Kenneth J. Krieg	96,250	129,971	—	226,221
Leland D. Melvin	90,000	129,971	—	219,971
Robert L. Nardelli	90,000	129,971	—	219,971
Barbara A. Niland	113,750	129,971	—	243,721
John M. Richardson	90,000	129,971	—	219,971
(1)See “Fees Earned or Paid in Cash” below for a discussion of the amounts reported in this column.
(2)See “Stock Awards” below for a discussion of the amounts reported in this column.
(3)See “All Other Compensation” below for a discussion of the amounts that may be reported in this column.
During 2022, non-employee director compensation generally consisted of cash and equity. The compensation of our non-employee directors under our current non-employee director compensation program is described in more detail below.

Annual Director Compensation (All amounts in cash, except stock award)	Amount
Retainer for Non-Employee Directors	$90,000
Stock Award for Non-Employee Directors	130,000
Independent Board Chair	100,000
Lead Independent Director (if appointed)	25,000
Chair of the Audit and Finance Committee	25,000
Chair of the Compensation Committee	20,000
Chair of the Governance Committee	15,000
Fees Earned or Paid in Cash. Under our current director compensation program, non-employee directors are eligible to receive the above annual retainer amounts, paid in quarterly installments (pro-rated for partial terms). Under our Supplemental Executive Retirement Plan (as amended and restated, “SERP”), directors may elect to defer the payment of up to 100% of their annual retainer and fees. Amounts elected to be deferred are credited as a bookkeeping entry into a notional account, which we refer to as a deferral account. The balance of a director’s deferral account consists of deferral contributions made by the director and hypothetical credited gains or losses attributable to investments elected by the director, or by our Compensation Committee if the director fails to make investment elections. Directors are 100% vested in their deferral accounts at all times. Ms. Bertsch and Messrs. Jaska, Krieg, Melvin and Nardelli elected to defer 100% of their cash retainer in 2022. No other directors made a deferral election with respect to their cash retainer in 2022. Amounts reported in the Director Compensation Table include amounts deferred in 2022.

18 2023 PROXY STATEMENT

COMPENSATION OF DIRECTORS
Stock Awards. In addition to the cash payments provided to our directors, each non-employee director was entitled to receive a number of restricted stock units equal to $130,000 (prorated by quarter for partial terms) divided by the closing price of our common stock on the grant date, rounded down to the nearest whole share. The awards of restricted stock units were granted under our 2020 Plan and vested immediately on the date of grant. Directors are required to retain shares equivalent to five times (5x) the annual cash retainer pursuant to our stock ownership requirements. As a result, all of our non-employee directors own equity in the Company.
The amounts reported in the “Stock Awards” column represent the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair values are determined using the closing price of our common stock on the date of grant. Each non-employee director received an annual equity grant of 2,561 restricted stock units on May 3, 2022 with a grant date fair value of $129,971 based on the closing price of our common stock of $50.75 per share. There were no unvested stock awards or unexercised option awards (whether or not exercisable) held by the non-employee directors as of December 31, 2022. No option awards were granted to directors in 2022.
Under our Incentive Plan, directors may elect to defer payment of all or a portion of their stock awards. Ms. Bertsch and Messrs. Burbach, Jaska, Krieg, Nardelli, Melvin and Richardson each elected to defer 100% of their 2022 stock awards. No other directors made a deferral election with respect to their stock awards in 2022. Amounts reported in the Director Compensation Table include amounts deferred in 2022.

All Other Compensation. We have a travel and reimbursement policy pursuant to which we reimburse directors for travel and other expenses incurred in connection with business of the Board. The presence of a director’s spouse may be appropriate or necessary at certain meetings, conferences or other business-related functions. In those cases, pursuant to our policy, we pay the travel, meals and other expenses of the director’s spouse incurred while attending such functions. Pursuant to our reimbursement policy, to the extent the expenses of a spouse are imputed to the director as income, we will also reimburse the director for the taxes resulting from any such imputed income. In 2022, there were no incremental costs to the Company to provide reimbursement for spousal travel, meals, activities and other expenses under our policy.

2023 PROXY STATEMENT 19

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
NAMED EXECUTIVE PROFILES
The following profiles provide summary information regarding the experience of our named executive officers (our “Named Executives”), including our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers who were employed by BWXT as of December 31, 2022. The Named Executive profiles provide professional experience, tenure with the Company and age as of the Annual Meeting.

	Professional Experience	Tenure with BWXT: 8 years
•Mr. Geveden, age 62, has served as President and Chief Executive Officer since January 2017, and served as our Chief Operating Officer from October 2015 until December 2016.
•Previously, Mr. Geveden was Executive Vice President at Teledyne Technologies Incorporated ("Teledyne"), a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. There he led two of Teledyne's four operating segments since 2013, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as President and Chief Executive Officer of Teledyne Scientific and Imaging, LLC (2011 to 2013) and President of both Teledyne Brown Engineering, Inc. and Teledyne's Engineered Systems Segment (2007 to 2011).
•Mr. Geveden is a former Associate Administrator of NASA, where he was responsible for all technical operations within the agency's $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years.
•He received his bachelor and masters degrees in physics from Murray State University.
•Mr. Geveden chairs the board of directors of TTM Technologies, Inc.

Rex D. Geveden President, Chief Executive Officer and Director

	Professional Experience	Tenure with BWXT: 3 years
•Mr. LeMasters, age 45, has served as our Senior Vice President and Chief Financial Officer since November 2021. Prior to that, he served as is our Senior Vice President and Chief Strategy Officer since July 2020. Mr. LeMasters served on the Company’s Board of Directors from July 2015 to April 2020.
•Prior to joining BWXT, Mr. LeMasters was a Managing Director at Blue Harbour, L.P., a multi-billion dollar investment firm, a position he held since 2011. Prior to joining Blue Harbour Group, he was a Founding Partner of Theleme Partners from 2009 to September 2011. He also served as a Partner at The Children’s Investment Fund (TCI) from 2008 to 2009 and a Vice President in the Relative Value/Event-Driven Group at Highbridge Capital Management from 2005 to 2008. Mr. LeMasters began his career as an analyst at Morgan Stanley & Co. in the Mergers and Acquisitions Group and subsequently joined Forstmann Little & Co. as an analyst.
•Mr. LeMasters earned a bachelor of science from the University of Pennsylvania and a masters of business administration from the Harvard Business School.

Robb A. LeMasters Senior Vice President and Chief Financial Officer

	Professional Experience	Tenure with BWXT: 5 years
•Mr. McCabe, age 68, served as our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary from July 2018 through January 2023, when he transitioned to Special Advisor to the CEO.
•Prior to joining BWXT, Mr. McCabe served as Executive Vice President, General Counsel, Chief Compliance Officer and Secretary (or similar roles) of Orbital ATK, Inc. (and its predecessor, Orbital Sciences Corporation) from 2014 to 2018.
•He served as Senior Vice President, General Counsel and Secretary of Alion Science and Technology Corp., an advanced engineering and technology solutions provider, from 2010 to 2014. From 2008 to 2010, he was Executive Vice President and General Counsel, and President of the federal business, of Braintech, Inc., an automated vision system for industrial and military robots.
•Previously, Mr. McCabe held legal roles with XM Satellite Radio, COBIS Corporation and what is now AT&T Public Sector, and was CEO and a member of the board of directors of COBIS Corporation (and its predecessor, MicroBanx).
•Earlier in his career, Mr. McCabe was an attorney in private practice.
•Mr. McCabe has a bachelor’s degree from Georgetown University and a juris doctorate and masters of business administration from the University of Notre Dame.

Thomas E. McCabe Former Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

	Professional Experience	Tenure with BWXT: 1 year
•Adm. McCoy, age 66, has served as our President, Government Operations since February 2022.
•He has more than 35 years of leadership experience in shipyard operations, nuclear industrial operations and senior engineering positions in the U.S. Navy and private sector.
•Prior to joining BWXT, Adm. McCoy served as president of Irving Shipbuilding Inc. in Nova Scotia, Canada from 2013 to 2021, chief engineer of the U.S. Navy from 2005 to 2008 and commander of the Naval Sea Systems Command (NAVSEA) from 2008 to 2013.
•He earned a bachelor degree in mechanical engineering from SUNY at Stony Brook, a masters degree in mechanical engineering from the Massachusetts Institute of Technology ("MIT"), an engineer's degree (post masters) in naval architecture and marine engineering from MIT, and a masters in business administration from Emory University.

Kevin M. McCoy President, BWXT Government Group
20 2023 PROXY STATEMENT

NAMED EXECUTIVE PROFILES

	Professional Experience	Tenure with BWXT: <1 year
•Mr. Duffy, age 55, has served as our Senior Vice President and Chief Administrative Officer since August 2022.
•Prior to joining BWXT, Mr. Duffy had served as senior vice president and chief human resources and administrative officer for Harris Corporation (now known as L3Harris Technologies) from 2012 to 2019.
•Prior to that, Mr. Duffy held human resources leadership positions of increasing responsibility for several business units within United Technologies, including Sikorsky Aircraft, UTC Fire & Security, Carrier Corporation, Hamilton Sundstrand and Pratt & Whitney, from 1998 to 2012.
•He holds a master’s degree in management and technology from Rensselaer Polytechnic Institute and a bachelor’s degree in human resources management from Muhlenberg College.

Robert L. Duffy Senior Vice President and Chief Administrative Officer

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this proxy statement. Our Board has adopted a policy to hold annual advisory votes on executive compensation. It is our belief that our ability to hire, retain and motivate employees is essential to the success of the Company and its stockholders. Therefore, we generally seek to provide reasonable and competitive compensation for our executives with a substantial portion in the form of performance-based compensation.

Accordingly, we submit the following resolution to stockholders at the Annual Meeting:
RESOLVED, that the stockholders of BWX Technologies, Inc. approve, on an advisory basis, the compensation of executives, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the sections entitled “Compensation Discussion and Analysis” and “Compensation of Executive Officers.”

EFFECT OF PROPOSAL
Although the resolution to approve our executive compensation is non-binding, it serves as an opportunity for us, our Board and Compensation Committee to gain valuable stockholder feedback on our executive compensation decisions and practices. Even in years when the resolution is approved, the Board and Compensation Committee retain discretion to change executive compensation from time to time if they conclude that such a change would be in the best interests of the Company and its stockholders. Our Board and Compensation Committee value the opinions of stockholders on important matters such as executive compensation and will carefully consider the results of this advisory vote when evaluating our executive compensation programs.

RECOMMENDATION AND VOTE REQUIRED
Our Board recommends that stockholders vote “FOR” the approval of executive compensation. The proxy holders will vote all proxies received "FOR" approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will not have any effect on this proposal.

2023 PROXY STATEMENT 21

COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) provides detailed information and analysis regarding the compensation of our Named Executives as reported in the Summary Compensation Table and other tables located in the “Compensation of Executive Officers” section of this proxy statement.
This CD&A is divided into four sections:
Section 1: Executive Summary. In this section, we highlight our company performance, key compensation decisions and outcomes during 2022.
Section 2: Compensation Structure. In this section, we review our 2022 compensation philosophy, elements and processes.
Section 3: Compensation Analysis and Outcomes. In this section, we review the elements of 2022 total direct compensation, including annual base salary, annual incentive compensation and long-term incentive compensation.
Section 4: Other Benefits and Practices. In this section, we review perquisites, post-employment arrangements and other compensation-related practices.
SECTION 1: EXECUTIVE SUMMARY
2022 PERFORMANCE HIGHLIGHTS*
•Consolidated revenue was over $2.2 billion, a 5% increase over the prior year.
•Net income and adjusted EBITDA were $238.6 million and $439.4 million, respectively.
•GAAP and non-GAAP earnings per share were $2.60 and $3.13, respectively.
•In 2022, we returned $81.1 million to stockholders in the form of dividends.
•As of December 31, 2022, our backlog was $4.1 billion.

* Please refer to Appendix A, "Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results," for a reconciliation of adjusted results, including adjusted EBITDA and non-GAAP earnings per share, to reported results.

TOTAL STOCKHOLDER RETURN
The following graph depicts the cumulative total stockholder return of BWXT for the one, three and five years ended December 31, 2022 relative to those of the S&P 500 Index ("S&P 500"), the S&P Aerospace and Defense Select Index ("S&P A&D Select") and our custom compensation peer group for 2022 (see below).
One-Year, Three-Year and Five-Year Total Stockholder Return as of December 31, 2022(1)

(1)	Measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the applicable share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period.
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COMPENSATION DISCUSSION AND ANALYSIS
STOCKHOLDER ENGAGEMENT
Our executive compensation plan for 2022 is consistent with our historical pay-for-performance approach that incorporates feedback from our stockholder outreach efforts and metrics designed to drive the performance of BWXT. We engage directly with our stockholders on executive compensation, governance, environmental, social and other topics. See "Stockholder Engagement" above for more information on our engagement process.
Based on feedback from our stockholders, our Compensation Committee continued with a market-based, pay-for-performance structure for our executive compensation program and also enhanced the performance-based components of the program. In addition, the Compensation Committee incorporated a double-trigger vesting requirement for equity awards in the event of a change in control in our 2020 Omnibus Incentive Plan ("2020 Plan"), approved by stockholders at our 2020 Annual Meeting. We have received feedback from stockholders regarding the use of ESG metrics in our incentive plans. The Compensation Committee has included safety metrics in our annual incentive plan each year since our spin-off in 2015 and will evaluate other possible ESG metrics.
As a result of discussions with stockholders as part of the Company's annual outreach program, in February 2022 the Compensation Committee included total shareholder return as a performance metric in the 2022 performance restricted stock unit grants to participants, including the Named Executives, in order to align Named Executive and stockholder interests.
STRONG COMPENSATION GOVERNANCE PRACTICES
The following are practices we follow to incentivize performance and foster strong corporate governance on our compensation program:

WHAT WE DO:	WHAT WE DON’T DO:
 ✓ Pay for Performance. Significant emphasis on incentive- and performance-based compensation, with 60% of annual long-term incentive awards comprised of performance RSUs.
✓ Compensation Program Responsive to Stockholder Feedback. We seek stockholder input and perspective on our compensation program.
✓ Benchmarking to Similarly Sized Companies. We avoid benchmarking executive pay to oversized peers by ensuring that the market data reflects companies of similar revenue size.
✓ Clawbacks. We can recover compensation under our annual and long-term incentive plans in appropriate circumstances.
✓ “Double Trigger” Vesting in a Change in Control.
✓ Limited Perquisites and Tax Reimbursements.
✓ Stock Ownership Requirements. We maintain robust requirements for our executive officers and directors.
✓ Independent Compensation Consultant.

 X No Hedging or Pledging. We do not permit hedging or pledging of our securities by our executive officers and directors.
X No Excise Tax Gross-ups. There are no tax gross-ups on change-in-control benefits.
X No Employment Agreements for our Executive Officers.
X No Excessive Risk-Taking in Incentive Compensation. Our annual and long-term incentive programs use multiple performance metrics and capped pay-outs and other features intended to minimize the incentive to take overly risky actions.
X No Guaranteed Minimum Pay-out for our Annual or Long-term Performance-based Awards.

2023 PROXY STATEMENT 23

COMPENSATION DISCUSSION AND ANALYSIS
2022 EXECUTIVE COMPENSATION PLAN DESIGN
Following a comprehensive review of our executive compensation program with Exequity, our executive compensation consultant, we made the following design changes to the 2022 executive compensation program: (i) adding total shareholder return ("TSR") as a metric for our long-term incentive plan, and (ii) replacing adjusted earnings per share with adjusted earnings before interest, tax, depreciation and amortization ("EBITDA") as a metric in our long-term incentive plan. The following are some of the key design attributes and components of BWXT's 2022 incentive program.

2022 Executive Compensation Plan Design Overview
Pay Philosophy	Base salary, annual incentive and long-term incentive compensation designed to attract and retain leadership talent and incent a strong focus on operating results and alignment with stockholder interests
Annual Incentive Program	90% financial performance (75% operating income and 15% operating cash flow) and 10% individual performance (including 3% for safety) weighting of the total award opportunity
Long-Term Incentive Program	40% time-based restricted stock units and 60% performance RSUs with performance based on 40% adjusted EBITDA, 40% return on invested capital and 20% relative TSR performance metrics to align incentives with strategic initiatives to drive growth, promote efficient capital management and align with shareholder returns

Financial Performance Metrics for Performance-Based RSUs	Financial Performance Metrics for Annual Incentive Awards
40% Adjusted EBITDA 40% Return on Invested Capital 20% Relative Total Shareholder Return	75% Operating Income 15% Operating Cash Flow

24 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
SECTION 2: COMPENSATION STRUCTURE
PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION
We seek to provide reasonable and competitive compensation to executives through programs structured to:
•attract and retain well-qualified executives;
•incent and reward short- and long-term company performance, as well as individual contributions; and
•align the interests of our executives with those of our stockholders.
We also subscribe to a “pay-for-performance” philosophy when designing executive compensation. This means a substantial portion of an executive’s target compensation should be “at risk” and performance-based, where the value of one or more elements of compensation is tied to the achievement of pre-determined financial and/or other measures we consider important drivers in the creation of stockholder value. Our compensation philosophy requires that a substantial portion of total compensation be designed to appropriately balance short- and long-term performance incentives to align our Named Executives’ interests with those of our stockholders.
ELEMENTS OF EXECUTIVE COMPENSATION
To support our compensation philosophy and objectives, our executive compensation program consists of base salary, annual incentives and long-term incentives, which we refer to as Total Direct Compensation. In addition to the elements of Total Direct Compensation, we also offer other benefits and practices consistent with the market. See “Section 3: Other Benefits and Practices” on the following pages of this CD&A for additional information on these benefits and practices.
The Compensation Committee does not set a specific target allocation among the elements of total direct compensation; however, long-term incentive compensation typically represents the largest single element of target total direct compensation, and performance-based compensation constitutes the substantial majority of a Named Executive’s target total direct compensation.
The following table and chart reflect the key elements and proportion of each Named Executive’s target total direct compensation for 2022, the rationale for each element, and the financial performance metrics selected for our 2022 annual incentive awards.
2022 TOTAL DIRECT COMPENSATION ELEMENTS

Element	Description	Primary Design Objectives
Base Salary	•Annual fixed cash compensation	•Attract and retain leadership talent •Compensate for role and responsibilities
Annual Incentive
•Annual incentive award based on 90% financial performance goals and 10% individual goals, which includes safety goals
•Financial performance metrics include:
◦Operating income (75%) and
◦Operating cash flow (15%)
•Financial results determine payout multiplier
•No payout unless at least threshold operating income goal is achieved

•Emphasize operating results by heavily weighting financial performance
•Select financial performance metrics that align our short-term performance with our long-term performance objectives
•Align compensation with safety, which we view as a key component for the success of our business
•Retain individual performance component to ensure focus on specific goals unique to each executive's role and responsibilities

Long-Term Incentive
•Long-term incentive grant weighted towards performance, including:
◦40% restricted stock units with 3-year ratable vesting
◦60% performance-based restricted stock units with 3-year cliff vesting based on 40% adjusted EBITDA, 40% ROIC and 20% relative TSR

•Alignment with stockholder interest
•Promote executive focus on long-term company performance
•Utilize performance metrics that are meaningful drivers of long-term value creation and align with shareholder returns

2023 PROXY STATEMENT 25

COMPENSATION DISCUSSION AND ANALYSIS
2022 TOTAL DIRECT COMPENSATION MIX
COMPENSATION PROGRAM RISK MITIGATION
We believe our compensation program is designed to retain and motivate our Named Executives at appropriate levels of business risk, which is generally mitigated through the following features of the compensation program.

Program Elements Mitigating Risk
Reasonable and Balanced Compensation Program
Using the elements of total direct compensation, the Compensation Committee seeks to provide compensation opportunities for Named Executives targeted at or near the median compensation through benchmarking. As a result, we believe the total direct compensation of Named Executives provides reasonable compensation opportunities with an appropriate mix of cash and equity, annual and long-term incentives and performance metrics.

Emphasis on Long-Term Incentive over Annual Incentive Compensation
Long-term incentive compensation typically makes up a larger percentage of a Named Executive’s target total direct compensation than annual incentive compensation. Incentive compensation helps drive performance and align the interests with those of stockholders. By tying a significant portion of total direct compensation to long-term incentives, typically over a three-year period, we promote longer-term perspectives regarding Company performance.

Long-Term Incentive Compensation subject to Forfeiture for Bad Acts
The Compensation Committee may terminate any outstanding stock award if the recipient (i) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (ii) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company.

Annual and Long-Term Incentive Compensation subject to Clawback	Incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.
Linear and Capped Incentive Compensation Payouts	The Compensation Committee establishes financial performance goals that are used to plot a linear payout formula for annual and long-term incentive compensation to avoid an over-emphasis on short-term decision making. The maximum payout for both the annual and long-term incentive compensation is capped at 200% percent of target.
Use of Multiple and Appropriate Performance Metrics
We use multiple performance metrics to avoid having compensation opportunities overly weighted toward the performance result of a single measure. In general, our incentive programs are based on a mix of financial, safety and individual performance.

Stock Ownership Guidelines	Our executive officers, including Named Executives, and directors are subject to stock ownership guidelines that help to promote longer-term perspectives and align the interests with those of our stockholders.

DETERMINING NAMED EXECUTIVE COMPENSATION
The following is a summary of responsibilities and data sources used by our Compensation Committee to determine our executive compensation program.
26 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

How Compensation Decisions Are Made
Compensation Committee's Role
•The Compensation Committee establishes the target total direct compensation of our executives and administers other benefit programs.
•The Compensation Committee reviews the design of the program and establishes the performance metrics and goals under the incentive programs.
•The Compensation Committee evaluates incentive compensation payouts to ensure they are reflective of the Company and individual performance target attainment.

Compensation Planning Process
•Members of the Compensation Committee and our management team evaluate the advisory vote on executive compensation and stockholder feedback regarding our compensation programs and governance practices.
•We engage with and solicit stockholder feedback regarding executive compensation, ESG and other matters, which are reported to the Board and Committees.
•The Compensation Committee discusses plan design alternatives and considerations with the executive compensation consultant.
•The Compensation Committee reviews existing plan performance results to determine if changes are needed.
•Annual and long-term compensation plan design and performance metrics and targets are approved.

How Our Compensation Committee Sets Annual and Long-Term Incentive Performance Goals
Determining Financial Goals
•Our Compensation Committee strives to set financial performance goals that are rigorous enough to motivate our executives and our businesses to achieve meaningful increases over prior year results, but within reasonably obtainable parameters to discourage pursuit of excessively risky business strategies.
•For our 2022 annual incentive plan, the committee set financial performance goals as follows:
◦Operating Income (75%): The committee set the target goal based on the Company's 2022 forecast.
◦Operating Cash Flow (15%): The committee set the target goal based on the Company's 2022 operating cash flow forecast.
•The committee set our 2022 long-term incentive plan financial performance goals as follows:
◦40% Adjusted Earnings Before Income Tax Depreciation and Amortization ("EBITDA"): The target goal was set to focus on profitability and operational performance that aligns with our mid-term public guidance.
◦40% Return on Invested Capital ("ROIC"): The target goal was established to be higher than the average return on invested capital of our compensation peer group and historical internal target performance.
◦20% Relative Total Shareholder Return ("TSR"): The target goal was intended to align with long-term performance for shareholders (measured by cumulative TSR with dividends reinvested) relative to the peer group to minimize the impact of general market movements.

Determining Safety Goals
•To promote rigor and continuous improvement in our safety goals, the committee set our primary safety goals for Total Recordable Incident Rate ("TRIR") and Days Away, Restricted or Transferred ("DART") to incentivize continuous focus on our safety performance.
•There is no payout on a safety target if our performance does not meet or exceed the goal for 2022.

Resources and Advisers to Our Compensation Committee
Independent Outside Consultant
•Provides the Compensation Committee with information and advice on the design, structure and level of executive and director compensation.
•Attends Compensation Committee meetings, including executive sessions.
•Engaged and directed by the Compensation Committee.
•Works directly with our Compensation Committee on the compensation of our Named Executives, including our Chief Executive Officer.
•Exequity served as executive compensation consultant to the Compensation Committee for 2022.

2023 PROXY STATEMENT 27

COMPENSATION DISCUSSION AND ANALYSIS

Management
•Our Human Resources department, in consultation with the Compensation Committee chair and Exequity, prepares information for the Compensation Committee, including market data provided by Exequity and recommendations of our Chief Executive Officer regarding compensation of other executives.
•Our Chief Executive Officer and senior Human Resources personnel attend committee meetings and, as requested by the Compensation Committee, participate in deliberations on executive compensation (except in respect to their own compensation) and select executive sessions.

Stockholder Outreach and Stockholder Vote on Executive Compensation
•We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our Named Executives.
•96.9% of the votes cast at our 2022 Annual Meeting of Stockholders on the executive compensation proposal were voted in favor of our executive compensation.
•Although our stockholders expressed strong support for our executive compensation proposals in the past three years, members of our management team have conducted and plan to continue to conduct outreach programs with our stockholders to discuss executive compensation, corporate governance, environmental, social and other matters. See "Stockholder Outreach" under "Corporate Governance" above for more information.
•Our Compensation Committee considers stockholder feedback when selecting financial performance metrics and the mix of equity award vehicles. Our stockholder engagement efforts have informed our committee’s decision to select relative TSR as a long-term performance metric.

How We Set Target Compensation
Target +/-15% of Median Compensation
•We believe compensation of our Named Executives is competitive at or near the median compensation paid for comparable positions.
•We generally seek to set target compensation for each element of total direct compensation and in the aggregate at approximately +/-15% of the median compensation determined through benchmarking (referred to as “median” or “median range” in this CD&A).
•The Compensation Committee may adjust a Named Executive’s target compensation, including setting it outside the median range, for a variety of reasons, including:
◦specific responsibilities;
◦performance;
◦tenure;
◦experience;
◦succession planning;
◦internal equity; and
◦other factors or situations that are not typically captured by looking at standard market data.
•Compensation actually earned by a Named Executive may be outside the median range targeted, depending on the reasons listed above, achievement of performance goals, fluctuations in our stock price and/or satisfaction of vesting conditions.

How We Benchmark Total Direct Compensation
Primary Benchmark: Custom Peer Group Proxy Data
•To help determine 2022 target compensation for our Named Executives, the Compensation Committee reviewed proxy data for our custom peer group, which serves as the principal reference group.
•The custom peer group consisted of 15 companies with whom we compete for executive talent from the aerospace and defense and other related industries. The companies comprising our custom peer group for the 2022 review are listed at the end of this CD&A.
•The committee also utilizes the custom peer group to benchmark the design of our incentive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Secondary Benchmark: Willis Towers Watson General Industry Executive Compensation Survey
•In addition, the Compensation Committee reviewed Willis Towers Watson survey data as a secondary benchmark for reviewing Named Executive compensation.
•Survey data sourced from Willis Towers Watson’s 2021 General Industry Executive Compensation Survey with a focus on companies with revenues between $1B and $3B.

Annual Review
•The Compensation Committee reviewed each element of target compensation at the 25th, 50th (median) and 75th percentiles of the two benchmark groups to determine current positioning and whether any changes were warranted for 2022 target compensation.

SECTION 3: COMPENSATION ANALYSIS AND OUTCOMES
2022 TARGET TOTAL DIRECT COMPENSATION OVERVIEW
The table below shows the 2022 target total direct compensation for each Named Executive.

2022 TARGET TOTAL DIRECT COMPENSATION

Named Executive	Annual Base Salary ($)	Annual Incentive ($)	Long-Term Incentive ($)	Target Total Direct Compensation ($)
Rex D. Geveden	925,000	925,000	3,500,000	5,350,000
Robb A. LeMasters	500,000	350,000	700,000	1,550,000
Thomas E. McCabe(1)	545,000	354,250	600,000	1,499,250
Kevin M. McCoy(2)	735,000	477,750	350,000	1,562,750
Robert L. Duffy(3)	400,000	200,000	—	600,000
(1) Mr. McCabe served as our Senior Vice President, General Counsel and Secretary until January 2, 2023 when he transitioned to Special Advisor to the CEO. Pursuant to the terms of his Transition Agreement, he forfeited any annual and long-term incentive payouts to which he was entitled to in exchange for a lump-sum payment.

(2) Adm. McCoy was appointed President, Government Operations on February 18, 2022.
(3) Mr. Duffy joined the Company as Senior Vice President and Chief Administrative Officer on August 29, 2022 after the annual long-term incentive grant. He received a $1,200,000 sign-on restricted stock unit grant at that time.

ANNUAL BASE SALARY
Our Compensation Committee generally reviews base salaries of our Named Executives on an annual basis with any adjustments to base salary effective April 1 of each year, with occasional reviews during the year to reflect promotions, increases in responsibilities or other compensation-related events. Set forth below are the base salaries for each of our Named Executives, as determined by the Compensation Committee based on its review of comparative market data for each Named Executive. There were no base salary adjustments made in 2022 for the Named Executives.
2022 ANNUAL BASE SALARY

Named Executive	2022 Base Salary ($)
Mr. Geveden	925,000
Mr. LeMasters	500,000
Mr. McCabe	545,000
Adm. McCoy(1)	735,000
Mr. Duffy(2)	400,000
(1) Adm. McCoy was appointed President, Government Operations on February 18, 2022.
(2) Mr. Duffy joined the Company as Senior Vice President and Chief Administrative Officer on August 29, 2022.
ANNUAL INCENTIVE COMPENSATION
Overview and Design. We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee administers cash-based annual incentive compensation for our Named Executives through our Executive Incentive Compensation Plan (“EICP”), which was previously approved by our stockholders.
2023 PROXY STATEMENT 29

COMPENSATION DISCUSSION AND ANALYSIS
Analysis of Target Percentage.  The Compensation Committee set target percentages indicated in the table below during its annual review of executive compensation in February 2022 (and for Mr. Duffy in August 2022 in connection with his appointment). The target percentages were not changed for the Named Executives during 2022.
2022 TARGET ANNUAL INCENTIVE COMPENSATION

Named Executive	EICP Target %(1)
Mr. Geveden	100%
Mr. LeMasters	70%
Mr. McCabe	65%
Adm. McCoy	65%
Mr. Duffy(2)	50%
(1)Each Named Executive’s EICP target compensation was calculated by multiplying the applicable EICP Target % by the applicable projected earnings from salary during 2022. See “Compensation of Executive Officers – Summary Compensation Table” for each Named Executives’ earnings from salary during 2022.
(2)As a result of his mid-year appointment, Mr. Duffy's EICP target was based on his earnings from August 29, 2022 through December 31, 2022.

The following provides details on the performance metrics selected by our Compensation Committee for our 2022 EICP.

2022 EICP Performance Metrics
Financial (90%) Operating Income (75%) Operating Cash Flow (15%)
Rationale:  Operating income is our primary measure of profitability, which we believe is a strong driver of shareholder value; Operating cash flow promotes management focus on strong cash flow generation to support our balanced capital deployment strategy between dividends, mergers and acquisitions and share repurchases.

Key Features:  No pay-out unless at least threshold BWXT consolidated operating income performance goal is achieved; financial performance determines the maximum amount a Named Executive can earn.

Payout Calculation: Ranges from 0% - 200% based on achievement of goals; result is referred to as the “Financial Multiplier.”

2022 EICP Performance Metrics (cont'd)
Individual (10%) Safety
Rationale:  Allows our CEO (or the Compensation Committee, in the case of Mr. Geveden) to differentiate incentive pay-outs among our Named Executives by exercising discretion on the target amount of each Named Executive’s individual performance component, based on the assessment of each Named Executive’s individual performance during 2022.

Safety Component:  A key component of the success of our business is safety, and TRIR and DART performance targets are included in the individual goal to focus attention on day-to-day operational safety by measuring (i) the rate of recordable workplace injuries and (ii) the severity of injuries, respectively. There is a deduction for each of the TRIR and DART safety metrics if the target is not achieved.

Payout Calculation:  Ranges from 0% - 200%, multiplied by the “Financial Multiplier;” referred to as the “Individual Performance Result.”

Summary of EICP Payouts. The total payout percentage represents the combined results of applicable financial, individual and safety performance for each Named Executive. The amount paid under the EICP for 2022 can be illustrated by the following formula:
Total Cash Award = Earnings from Salary  x  Target  %  x  Total Payout  % (0 – 200%)
The Total Payout % is the sum of the Financial Multiplier and Individual Performance Result.
At the time the Compensation Committee established the 2022 financial goals, it designed the 2022 annual incentive plan to exclude from actual operating income and operating cash flow results the effect of certain pre-established items that it believed would not reflect operating performance, including (1) expenses associated with
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COMPENSATION DISCUSSION AND ANALYSIS
restructuring activity or asset acquisitions or dispositions, (2) pension accounting mark-to-market losses, (3) losses in respect of legal proceedings, divestitures, and impairment to assets, (4) acquisition-related amortization, (5) currency fluctuations, (6) acts of God, and (7) other unusual or non-recurring items.
Regardless of the level of performance achieved, the Compensation Committee retains the right to adjust the amount of annual incentive compensation payable in its discretion.
2022 EICP Performance Goals. The Compensation Committee established the following financial and safety performance goals for 2022.

2022 EICP FINANCIAL GOALS
Metric (Weight)	Threshold Goal 50% Payout	Target Goal 100% Payout	Maximum Goal 200% Payout	Actual(1)
Operating Income(2) (75%)	$287.3 million	$359.1 million	$430.9 million	$367.5 million
Operating Cash Flow (15%)	$207.0 million	$258.7 million	$310.4 million	$250.6 million
(1) See "Analysis of Financial Performance" below for more information.
(2) The financial performance for all Named Executives is based on BWXT consolidated financial results, except for Adm. McCoy, for whom operating income (75% of 2022 EICP) is measured 40% on BWXT consolidated results and 35% on the Government Operations segment results.

2022 SAFETY GOALS
Safety Metric	Threshold	Target	Maximum	Actual
TRIR	0.86	0.68	0.58	0.67
DART	0.32	0.26	0.22	0.29
Total Safety Multiplier	0.50	1.00	2.00	0.93
2022 EICP Performance Results.  The following table summarizes the level of financial performance and safety results, included in the individual goals, relative to the target goals before the application of negative discretion by the Compensation Committee.
Analysis of Financial Performance. The adjusted financial performance results for the 2022 performance period achieved a 108% payout level for each of our Named Executives (99% for Adm. McCoy). These results included mandatory, pre-established adjustments from our GAAP operating income and operating cash flow results for the items discussed on the previous page.
Analysis of Safety and Individual Performance. The table above sets forth the target goals applicable to each safety metric and the level of achievement in 2022. The Company exceeded its TRIR target, but was below its DART target in 2022, which resulted in a payout at 100% of target for this component of the 2022 EICP.
2023 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS
Our Named Executives are also evaluated on pre-established individual performance goals. For Mr. Geveden, the Compensation Committee evaluates his individual performance based on the following criteria: (1) leadership; (2) strategic planning; (3) financial results; (4) succession planning; (5) communications; and (6) Board relations. Our other Named Executives are evaluated on performance goals specific to their respective roles and responsibilities.
Analysis of EICP Payouts. The following table indicates the amount earned under the EICP by our Named Executives based for the 2022 performance period (January 1, 2022 – December 31, 2022). For each Named Executive, the performance result (the "Weighted Performance Percentage") established the maximum eligible amount of EICP for 2022 (the "Eligible Amount"), subject to the final discretion of the Compensation Committee. Mr. McCabe transitioned to Special Advisor to the CEO on January 2, 2023, and pursuant to the terms of his Transition Agreement, was not eligible to receive a 2022 EICP payout.
2022 EICP PAYOUTS

	Mr. Geveden	Mr. LeMasters	Mr. McCabe(1)	Adm. McCoy(2)	Mr. Duffy
Earnings from Salary	$925,000	$500,000	$545,000	$735,000	$137,500
Target Percentage	100%	70%	65%	65%	50%
Weighted Performance Percentage	108%	108%	—%	99%	108%
Eligible Amount(3)	$999,000	$378,000	$—	$472,973	$74,250
Total 2022 EICP Payout(4)	$999,000	$378,000	$—	$472,973	$74,250

(1)	Mr. McCabe entered into a Transition Agreement that provided him a lump sum payment in lieu of certain annual and long-term incentive payouts.
(2)	The financial performance for all Named Executives is based on BWXT consolidated financial results, except for Adm. McCoy, for whom operating income (75% of 2022 EICP) is measured 40% on BWXT consolidated results and 35% on Government Operations segment results.
(3)	Amounts may not foot due to rounding.
(4)	Amount is based upon financial and individual, including safety and performance results.

LONG-TERM INCENTIVE COMPENSATION

Value of 2022 Target Long-Term Incentive Compensation. The following table shows the 2022 target long-term incentive compensation for each Named Executive.

2022 TARGET LONG-TERM INCENTIVE COMPENSATION

Named Executive	Target Value
Mr. Geveden	$3,500,000
Mr. LeMasters	700,000
Mr. McCabe(1)	600,000
Adm. McCoy	350,000
Mr. Duffy(2)	—
(1) Mr. McCabe served as our Senior Vice President, General Counsel and Secretary until January 2, 2023 when he transitioned to Special Advisor to the CEO. Pursuant to the terms of his Transition Agreement, he forfeited this long-term incentive award and other consideration in exchange for a lump-sum payment.
(2) Mr. Duffy joined the Company as Senior Vice President and Chief Administrative Officer on August 29, 2022 after the annual long-term incentive grant. He received a $1,200,000 sign-on restricted stock unit grant at that time.

2022 Target Long-Term Incentive Award Types. In determining the type and mix of stock granted to our Named Executives, the Compensation Committee seeks to maintain a strong correlation between pay and performance while promoting retention of key employees. The Compensation Committee allocated 2022 long-term incentive compensation as follows.
32 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Award Mix
40%
Time-Based RSUs
60%
Performance-Based RSUs

2022 RESTRICTED STOCK UNITS
When granting stock, the Compensation Committee targets a dollar value rather than a number of shares or units. The target value was set by the Compensation Committee as previously discussed. The fair market value was the closing price of our common stock on the NYSE on the date of grant.
For more information regarding the 2022 restricted stock units, see the "Grants of Plan-Based Awards" table under “Compensation of Executive Officers” below.
2022 PERFORMANCE RESTRICTED STOCK UNITS

Attributes	Rationale
•Vest between 0% and 200% of the amount of initial shares granted depending on adjusted EBITDA performance (40% weighting), average ROIC performance (40% weighting) and relative TSR (20% weighting) attained during performance period.
•Performance period runs from January 1, 2022 through December 31, 2024.
•For each performance metric, results at the threshold, target and maximum goals produce vesting at 50%, 100% and 200%, respectively, of the initial performance restricted stock units granted.
•Vesting for performance results between threshold and target or target and maximum is determined by linear interpolation. No amount will vest with respect to any performance metrics unless threshold results are attained.

•We believe that over the long-term, there is a high degree of correlation between our adjusted EBITDA, as a measure of profitability and our stock price performance. The addition of relative TSR was further designed to align incentive payouts with stockholder value creation.
•Accordingly, we use adjusted EBITDA in long-term stock-based compensation to more closely align our goals with stockholder interests.
•We believe using different performance metrics than in the annual incentive compensation program reduces the focus on a single metric at the expense of others, helping to mitigate risk related to incentive compensation.
•Including ROIC helps promote management focus on asset utilization.

The Compensation Committee sets target and maximum goals based on the sum of the adjusted EBITDA estimates for each year of the Performance Period. To complement financial results under our annual incentive compensation program, we derived the estimates from the prior year adjusted EBITDA in 2022 and assumed growth rates of 5% and 9% for target and maximum goals, respectively.
We set the threshold goal at 90% of the adjusted EBITDA target, consistent with the structure of annual incentive compensation. We set threshold, target and maximum goals for ROIC at 10.0%, 12.5% and 15.0%, respectively, which the Compensation Committee determined to be appropriate based on management’s projections of the Company’s financial results for the performance period. We set threshold, target and maximum goals for relative TSR at 25th percentile, 50th percentile and 75th percentile, respectively.
For more information regarding the 2022 performance restricted stock units, see the "Grants of Plan-Based Awards" table under “Compensation of Executive Officers” below and disclosures under “Compensation of Executive Officers – Estimated Future Payouts Under Equity Incentive Plan Awards.”

2023 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS
2020 PERFORMANCE RESTRICTED STOCK UNITS
In 2020, the Committee established the following financial performance goals for the performance restricted stock units over the January 1, 2020 to December 31, 2022 performance period.

2020 Performance Restricted Stock Unit Goals
Metric (Weight)	Threshold Goal 50% Payout	Target Goal 100% Payout	Maximum Goal 200% Payout	Actual
Three-Year Cumulative Earnings per Share (50%)	$7.99	$8.87	$9.31	$9.23
Return on Invested Capital (50%)	11.2%	14.0%	16.8%	15.0%
Analysis of Financial Performance. Based on exceeding the three-year cumulative earnings per share and return on invested capital goals, the Compensation Committee determined the weighted financial performance was 158% of target under the 2020 Performance Restricted Stock Unit Award in February 2023. The following table indicates the shares earned under the LTIP by our Named Executives for the January 1, 2020 to December 31, 2022 performance period. Adm. McCoy and Mr. Duffy were not participants in the 2020 Performance Restricted Stock Unit awards and did not receive any payouts.
ANALYSIS OF 2020 PERFORMANCE RESTRICTED STOCK UNIT PAYOUT

	Mr. Geveden	Mr. LeMasters	Mr. McCabe(1)	Adm. McCoy	Mr. Duffy
Target Award (in Shares)	32,763	3,190	6,340	—	—
Weighted Financial Performance Percentage(2)	158%	158%	—%	—%	—%
Total Earned Shares	51,766	5,041	—	—	—

(1)	Mr. McCabe entered into a Transition Agreement that provided him a lump sum payment in lieu of certain annual and long-term incentive payouts, including the 2020 Performance Restricted Stock Units.
(2)	The weighted financial performance is based on BWXT consolidated financial results 50% for three-year cumulative earnings per share and 50% for return on invested capital over the measurement period.
SECTION 4: OTHER BENEFITS AND PRACTICES
TRANSITION ARRANGEMENTS
Chief Administrative Officer Transition
On August 19, 2022, Richard W. Loving, who served as Senior Vice President and Chief Administrative Officer ("CAO") provided notice of his decision to retire from the Company and transitioned to Special Advisor to the CEO, effective August 29, 2022, to assist with the transition of the Chief Administrative Officer role until his retirement from the Company on March 31, 2023. The Company and Mr. Loving entered into a Transition Agreement on August 19, 2022, which provided that Mr. Loving will:
•continue to receive his current salary in his role as Special Advisor to the CEO through his retirement date;
•participate in the Company’s annual incentive compensation plan through December 31, 2022;
•not participate in the 2023 annual or long-term incentive plans;
•receive a cash payment of $485,000 on his retirement in exchange for his assistance with the CAO transition, provided that he executes and does not revoke a release of claims against the Company and that he remains employed with the Company; and
•continue participation in certain of our employee benefit plans (subject to the terms and conditions of such plans).
Unvested equity awards previously granted to Mr. Loving will continue to vest, subject to the terms set forth in the respective award agreements.

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COMPENSATION DISCUSSION AND ANALYSIS
General Counsel Transition
On December 29, 2022, Thomas E. McCabe, who served as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, provided notice of his decision to retire from the Company. Mr. McCabe continued in his role through January 2, 2023, after which he has served as Special Advisor to the CEO to assist with the transition of the General Counsel role until his retirement from the Company on August 1, 2023. The Company and Mr. McCabe entered into a Transition Agreement on December 29, 2022, which provided that Mr. McCabe will:
•receive a salary of $3,000 per month in his role as Special Advisor to the CEO from January 2, 2023 through his retirement date;
•receive cash payments of $2,479,000, in lieu of the 2022 annual incentive payout ($354,250), certain long-term equity incentive awards ($1,748,766 as of December 29, 2022) and other compensation to which he was otherwise entitled through his retirement date and all of which he agreed to forfeit in lieu of such payment, provided that he executes and does not revoke a release of claims against the Company;
•not participate in the 2022 and 2023 annual incentive plans; and
•continue to participate in certain of our employee benefit plans, subject to the terms and conditions of such plans.
Unvested equity awards previously granted to Mr. McCabe were terminated as of December 29, 2022, including the 2020 performance restricted stock unit award, and he will not participate in 2023 annual equity awards.
OTHER BENEFITS AND PERQUISITES
Subject to applicable eligibility rules, our Named Executives receive all of the benefits offered to other BWXT employees generally, including medical and other health and welfare benefits and participation in our qualified defined benefit plans. We offer these benefits to our Named Executives and other employees consistent with market practice. Our Named Executives receive additional limited perquisites, which we provide consistent with the types and amounts offered to other executives in the industry.
We provide the following perquisites to our Named Executives: relocation and temporary housing assistance (as applicable and necessary for business purposes), annual physicals, tax and financial planning services, reimbursement of limited expenses in connection with a spouse accompanying them on business travel and other miscellaneous items. We believe the personal benefits offered to our Named Executives are reasonable and appropriate. We also provide our Named Executives with limited tax assistance with respect to relocation and the reimbursement of limited spousal expenses discussed above. For relocation, the Company provides tax assistance to Named Executives on the same basis provided to other employees receiving relocation assistance.
For a description of the values and valuation methodology associated with perquisites provided in 2022, see the notes and narratives to the Summary Compensation Table under “Compensation of Executive Officers” below.
RETIREMENT BENEFITS
Overview. We provide retirement benefits to our Named Executives through a combination of (1) qualified and non-qualified defined contribution retirement plans (our “Thrift Plans”), and (2) a supplemental non-qualified defined contribution executive retirement plan.
Thrift Plans. We maintain two primary defined contribution retirement plans: (1) a broad-based, qualified 401(k) plan (our “401(k) Plan”) and (2) a non-qualified restoration plan (our “Restoration Plan”). All of our Named Executives participated in the 401(k) Plan in 2022. Our Compensation Committee established the Restoration Plan to (1) more closely align our executive retirement plans with general and industrial market practices, (2) ensure the competitiveness of retirement benefits for our executives who are not eligible to participate in our Pension Plans, and (3) mirror the dual qualified and non-qualified plan design of our Pension Plans. Our Restoration Plan seeks to restore benefits provided by our 401(k) Plan that are precluded by IRC limits on eligible compensation and total contributions. The Restoration Plan contains the same principal components as our 401(k) Plan. All of our Named Executives except for Robert Duffy participated in our Restoration Plan in 2022. Our obligations under the Restoration Plan are unfunded and plan benefits are payable from the general assets of the Company.
Supplemental Plans. We also maintain a supplemental executive retirement plan (our “SERP”). The SERP provides participants with additional opportunities to defer the payment of certain compensation earned from us. In 2016, we discontinued Company contributions to participants’ SERP accounts, but participants may still make individual contributions to their notional accounts.
2023 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS
See the “Nonqualified Deferred Compensation” table and accompanying narrative under “Compensation of Executive Officers” below for more information about the Restoration Plan and SERP.
SEVERANCE ARRANGEMENTS
BWXT Severance Plan. We maintain the BWX Technologies, Inc. Executive Severance Plan to provide a measure of financial assistance to eligible executives, including the Named Executives, who are involuntarily terminated for reasons other than cause. The Executive Severance Plan provides for a lump sum payment of one year of base salary and the cost of nine months of continuation coverage for medical, dental and vision benefits under COBRA, and outplacement services for twelve months. Eligible executives must execute a general release, including non-compete, non-disclosure, non-disparagement and non-solicitation covenants, in order to receive such benefits.
Change-in-Control Agreements. The Company provides change-in-control agreements to certain executives, including the Named Executives. We believe change-in-control agreements protect stockholders’ interests by serving to:
•attract and retain top-quality executive management;
•assure both present and future continuity of executive management in the event of a threatened or actual change in control; and
•ensure the objective focus of executive management in the evaluation of any change in control opportunities.
Our change-in-control agreements contain what is commonly referred to as a “double trigger,” that is, they provide cash benefits only upon a qualified termination of the executive within 30 months following a change in control. Stock awards are subject to the terms of the award agreements and, for stock awards granted prior to 2021, vest outstanding stock immediately on the occurrence of a change in control, regardless of whether there is a subsequent termination of employment. Our 2020 Plan provides that vesting of stock awards in the event of a change in control will be subject to a double trigger which applies to equity awards granted in 2021 and after. Additionally, the change-in-control agreements do not provide any tax gross-up on the benefits following a qualified termination. Instead, the change-in-control agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to an executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the executive retaining a larger after-tax amount. The provision was included with the intent of benefiting the Company by seeking to preserve the tax deductibility of the benefits paid under the agreement, without compromising the objectives for which the agreement was approved.
See the “Potential Payments Upon Termination or Change in Control” tables under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the change in control agreements with our Named Executives, events considered to be change in control events and other plans and arrangements that have different trigger mechanisms relating to a change in control.
OTHER COMPENSATION POLICIES AND PRACTICES
Stock Ownership Guidelines. We maintain stock ownership guidelines for our executives and non-management directors. These guidelines establish minimum stock ownership levels of two to five times annual base salary for our executives, and five times annual base retainer for non-management directors. Below are the minimum ownership levels for our non-management directors and Named Executives:
•Non-management Directors – Five times (5x) annual base retainer
•Chief Executive Officer – Five times (5x) annual base salary
•Other Named Executives – Three times (3x) annual base salary
Directors and executives have five years to achieve their respective minimum ownership levels. No executive or director is authorized to sell any shares of our common stock (other than to satisfy applicable withholding tax obligations resulting from a transaction involving such stock or to cover the exercise price of stock options) unless they have met their respective guideline. The Governance Committee annually reviews the compliance with these guidelines and has discretion to waive or modify the stock ownership guidelines for directors and executives. All of our directors and Named Executives have achieved, or are in the process of achieving, their minimum ownership levels in accordance with the stock ownership guidelines.
Timing of Stock Awards. The Compensation Committee generally approves our annual stock-based awards for grant effective as of the second business day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the SEC.
36 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Hedging, Pledging and Short Sale Policies. We maintain a policy that prohibits all directors, officers and employees from trading in puts, calls or other options on Company securities and otherwise engaging in hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, that are designed to hedge or offset any decrease in the market value of Company securities. Our policy also prohibits directors, officers and employees from holding Company securities in margin accounts, pledging Company securities and engaging in short sales of company securities. This policy applies to all Company securities, including common stock held by directors, officers and employees whether granted by the Company or held directly or indirectly by the individual.
Clawbacks. Incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement. The Compensation Committee may also terminate any outstanding stock award if the recipient (i) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (ii) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company. The Compensation Committee will evaluate changes to the clawback policy in light of new SEC rules and will make appropriate changes to comply with the final NYSE listing standards.
Proxy Data Custom Peer Group for 2022 Compensation. In 2022, the Compensation Committee evaluated the peer group and made certain changes. Set forth below are the peer companies included in our 2022 compensation review.

•AAR Corp	•HEICO Corp.	•Spirit AeroSystems Holdings, Inc.
•Aerojet Rocketdyne Holdings, Inc.	•Hexcel Corporation	•Teledyne Technologies Incorporated
•Astronics Corporation	•Huntington Ingalls Industries, Inc.	•TransDigm Group Incorporated
•Barnes Group Inc.	•Kaman Corporation	•Triumph Group, Inc.
•Curtiss-Wright Corporation	•Moog Inc.	•Woodward, Inc.
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to certain executive officers. Although the Compensation Committee considers and evaluates the impact of Section 162(m), it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain the best possible executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee has in the past approved and in the future may approve compensation to executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility.

COMPENSATION COMMITTEE REPORT
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that BWXT specifically incorporates it by reference into such filing.
We have reviewed and discussed the Compensation Discussion and Analysis with BWXT’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Gerhard F. Burbach, Chair
Kenneth J. Krieg
Leland D. Melvin
John M. Richardson

2023 PROXY STATEMENT 37

COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
The following table summarizes prior compensation of our Named Executives for the time periods in which each was a Named Executive.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensa-tion(3)	Change in Pension Value and Nonqual-ified Deferred Compen-sation Earnings(4)	All Other Compensation(5)	Total

Rex D. Geveden President and Chief Executive Officer	2022	$925,000	$—	$3,576,173	$999,000	$—	$216,519	$5,716,692
	2021	925,000	—	3,499,932	530,538	—	168,576	5,124,046
	2020	925,000	—	3,099,983	1,259,573	—	172,284	5,456,840
Robb A. LeMasters Senior Vice President and Chief Financial Officer	2022	500,000	—	715,225	378,000	—	44,299	1,637,524
	2021	457,045	—	440,006	149,819	—	45,773	1,092,643

Thomas E. McCabe(6) Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2022	545,000	—	613,050	—	—	145,638	1,303,688
	2021	542,500	—	599,927	239,022	—	59,712	1,441,161
	2020	532,500	—	599,945	484,194	—	47,664	1,664,303
Kevin M. McCoy(7) President, Government Operations	2022	735,000	—	357,547	472,973	—	44,100	1,609,620

Robert L. Duffy(8) Senior Vice President and Chief Administrative Officer	2022	137,500	—	1,200,033	74,250	—	7,625	1,419,408

(1)See “Salary” below for a discussion of the amounts reported in this column.
(2)See “Stock Awards” below for a discussion of the amounts included in this column.
(3)See “Non-Equity Incentive Plan Compensation” below for a discussion of the amounts included in this column.
(4)See “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below for a discussion of the amounts included in this column.
(5)See “All Other Compensation” below for a discussion of the amounts included in this column.
(6)Mr. McCabe served as our Senior Vice President, General Counsel and Secretary until January 2, 2023 when he transitioned to Special Advisor to the CEO. Pursuant to the terms of the Transition Agreement, dated December 29, 2022, Mr. McCabe forfeited his annual incentive payout and outstanding and unvested equity awards to which he was entitled in exchange for lump-sum payment.
(7)Adm. McCoy was appointed President, Government Operations on February 18, 2022.
(8)Mr. Duffy joined the Company as Senior Vice President and Chief Administrative Officer on August 29, 2022.
Salary. Amounts reported in the “Salary” column above include amounts that have been deferred under our qualified and non-qualified deferred compensation plans.
Bonus. There were no bonus payments made to the Named Executives.
Stock Awards. The amounts reported in the “Stock Awards” column for each Named Executive represent the aggregate grant date fair value of all stock awards granted to Named Executives in 2022 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, excluding the effect of estimated forfeitures.
The amounts reported in the "Stock Awards" column include the grant date fair values of restricted stock units and performance restricted stock units granted to our Named Executives in 2022. The values for performance restricted stock units are based on our Named Executives attaining target performance levels, which we determined was the probable outcome at the time of grant. Assuming maximum performance levels were probable, the grant date fair value of each Named Executive's performance restricted stock unit awards in 2022 (other than Mr. Duffy who was not an employee at the time of this grant) would be as follows: $4,352,285 for Mr. Geveden; $870,439 for Mr. LeMasters; $746,051 for Mr. McCabe; and $435,219 for Adm. McCoy.
For a discussion of the valuation assumptions used in determining the grant date fair value, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022. See also the “Grants of Plan-Based Awards” table for more information regarding the stock awards granted to our Named Executives in 2022.
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COMPENSATION OF EXECUTIVE OFFICERS
Non-Equity Incentive Plan Compensation. The amounts reported in the “Non-Equity Incentive Plan Compensation” column are attributable to the annual incentive awards earned under our EICP. See the “Grants of Plan-Based Awards” table for more information regarding the annual incentive awards earned in 2022.
All Other Compensation. The amounts reported for 2022 in the “All Other Compensation” column are attributable to the following:
ALL OTHER COMPENSATION

Named Executive	Thrift Plan Contributions	Restoration Plan Contributions	Dividend Equivalents	Perquisites	Total
Mr. Geveden	$21,101	$43,400	$139,368	$12,650	$216,519
Mr. LeMasters	17,941	11,700	2,008	12,650	44,299
Mr. McCabe	18,300	14,400	28,478	84,460	145,638
Adm. McCoy	18,300	25,800	—	—	44,100
Mr. Duffy	7,625	—	—	—	7,625
Thrift Plan Contributions and Restoration Plan Contributions. The amounts reported in these columns represent the total amount of matching and service-based contributions made to each Named Executive under our Thrift Plan and our Restoration Plan, respectively. Under our Thrift Plan, we will match 50% of employee’s contributions, up to 6%. Under our Restoration Plan, we will match 50% of the first 6% of employee’s deferral contributions. For information regarding our Thrift Plan and Restoration Plan matching contributions and service-based contributions, see “Compensation Discussion and Analysis – Other Benefits and Practices – Retirement Benefits” above.
Dividend Equivalents. The amounts listed in this column for each Named Executive represent the value of dividend equivalents credited to their vested restricted stock unit and performance restricted stock unit awards in 2022. Dividend equivalents credited to unvested restricted stock units and performance restricted stock units are subject to the same vesting period as the restricted stock units with respect to which the dividend equivalents are paid. Dividend equivalents credited to deferred restricted stock units and performance restricted stock units are subject to the same deferral period as the restricted stock units with respect to which the dividend equivalents are paid.
Perquisites. In accordance with SEC rules, perquisites and other personal benefits received by a Named Executive are not included if their aggregate value does not exceed $10,000. The perquisites and other personal benefits reported for our Named Executives in 2022 are as follows:
•The amount reported for Mr. Geveden is attributable to $12,650 for financial planning services.
•The amount reported for Mr. LeMasters is attributable to $12,660 for financial planning services.
•The amount reported for Mr. McCabe is attributable to $12,650 for financial planning services and $71,810 for relocation costs related to his move to our Washington office during 2022.
We calculate all perquisites and personal benefits based on the incremental cost we incur to provide such benefits. For financial planning services, we compute incremental cost based on the actual cost incurred by us for the financial planning service for the applicable Named Executive.
2023 PROXY STATEMENT 39

COMPENSATION OF EXECUTIVE OFFICERS
GRANTS OF PLAN-BASED AWARDS
The following table provides additional information on stock awards and non-equity incentive plan awards made to our Named Executives during the year ended December 31, 2022. No stock option awards were granted to our Named Executives in 2022.

	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards; Number of Shares of Stock or Units(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Rex D. Geveden	2/18/2022	2/17/2022	462,500	$925,000	$1,850,000
	2/18/2022	2/17/2022				23,951	47,901	95,802		$2,176,142
	2/18/2022	2/17/2022							31,935	1,400,030

Robb A. LeMasters	2/18/2022	2/17/2022	175,000	350,000	700,000
	2/18/2022	2/17/2022				4,790	9,580	19,160		435,219
	2/18/2022	2/17/2022							6,387	280,006

Thomas E. McCabe(5)	2/18/2022	2/17/2022	177,125	354,250	708,500
	2/18/2022	2/17/2022				4,106	8,211	16,422		373,026
	2/18/2022	2/17/2022							5,475	240,024

Kevin M. McCoy	2/18/2022	2/17/2022	238,875	477,750	955,500
	2/18/2022	2/17/2022				2,395	4,790	9,580		217,610
	2/18/2022	2/17/2022							3,192	139,937

Robert L. Duffy(6)	8/22/2022	8/19/2022	34,375	68,750	137,500
	8/29/2022	8/19/2022							22,608	1,200,033

(1)Amounts shown represent the range of potential payouts under our annual incentive compensation plan. See “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” below for a discussion of the amounts included in this column. The actual amounts paid to our Named Executives are included in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” above.
(2)See "Estimated Future Payouts Under Equity Incentive Plan Awards" below for a discussion of the amounts included in this column.
(3)Amounts shown represent shares of our common stock underlying restricted stock units. See “All Other Stock Awards” below for a discussion of the amounts included in this column.
(4)See "Grant Date Fair Value of Stock Awards" below for a discussion of the amounts included in this column.
(5)Mr. McCabe served as our Senior Vice President, General Counsel and Secretary until January 2, 2023 when he transitioned to Special Advisor to the CEO. Pursuant to the terms of the Transition Agreement, dated December 29, 2022, Mr. McCabe forfeited his outstanding and unvested equity awards as of that date in return for a one-time payment.
(6)Mr. Duffy joined the Company as Senior Vice President and Chief Administrative Officer on August 29, 2022.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
The amounts shown in this column reflect the threshold, target and maximum pay opportunities for each Named Executive under the EICP for 2022. Generally, EICP payout depends on three principal factors: (i) financial, safety and individual performance, (ii) the Named Executive’s target percentage, and (iii) the Named Executive’s earnings from base salary. For 2022, the target percentage for each Named Executive was as follows:

Named Executive	Target Percentage (% of Salary)
Rex D. Geveden	100%
Robb A. LeMasters	70%
Thomas E. McCabe	65%
Kevin M. McCoy	65%
Robert L. Duffy	50%
The amounts reflected in the “target” column of the “Grants of Plan Based Awards” table represent the value of the payout opportunity under the EICP at target financial performance levels. All threshold, target and maximum amounts reported in the table above assume that our Compensation Committee exercises no discretion over the annual incentive compensation award ultimately paid. See “Compensation Discussion and Analysis — Compensation Analysis and Outcomes — Annual Incentive Compensation” above for more information about the 2022 EICP awards and performance goals.
40 2023 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS
Estimated Future Payouts Under Equity Incentive Plan Awards
The amounts shown reflect the threshold, target and maximum payout opportunities of performance restricted stock units granted in 2022 under the 2020 Plan. Each grant represents a right to receive one share of BWXT common stock if performance targets are met. Upon vesting, the performance restricted stock units are settled into shares of BWXT common stock. The amount of performance restricted stock units that vest, if any, is determined based (1) 40% on the average annual ROIC during the three-year performance period; (2) 40% on the Company’s cumulative adjusted EBITDA during the same period; and (3) 20% on the relative total shareholder return during the same period. We withhold a portion of these shares to satisfy the minimum statutory withholding tax for each Named Executive due on vesting. The amounts shown in the “target” column represent the number of performance shares that will vest, which is 100% of the amount granted, if the target levels of average annual ROIC and cumulative adjusted EBITDA are attained. The amounts shown in the “maximum” column represent the number of performance shares that will vest, which is 200% of the amount granted, if the maximum level of average annual ROIC and cumulative adjusted EBITDA are attained. The amounts shown in the “threshold” column represent the minimum number of performance shares that will vest, which is 50% of the amount granted, if the threshold level of average annual ROIC, cumulative adjusted EBITDA and relative total shareholder return are attained. No amount of performance shares will vest if the levels of all three such performance metrics are less than the threshold performance level. See “Compensation Discussion and Analysis — Compensation Analysis — Long-Term Incentive Compensation” above for more information regarding the performance shares.
All Other Stock Awards
The amounts shown reflect 2022 grants of restricted stock units under our 2020 Plan. Each restricted stock unit represents the right to receive one share of Company common stock and is generally scheduled to vest one-third each year beginning on the first anniversary of the date of grant. Upon vesting, the restricted stock units are settled into shares of Company common stock. We withhold a portion of these shares to satisfy the minimum statutory withholding tax for each Named Executive due on vesting. See “Compensation Discussion and Analysis — Compensation Analysis and Outcomes — Long-Term Incentive Compensation” for more information regarding the restricted stock units.
Grant Date Fair Value of Stock Awards
The amounts included in the “Grant Date Fair Value of Stock Awards” column for each Named Executive represent the full grant date fair values of the equity awards computed in accordance with FASB ASC Topic 718, disregarding potential forfeitures based on service requirements. The grant date fair value of restricted stock units is based on the closing price of one share of our common stock on the date of grant, which is $43.84 for awards granted on February 18, 2022 ($53.08 for the sign-on award granted to Mr. Duffy on August 29, 2022). The grant date fair value of the performance restricted stock units is based on the probable outcome of each of the three performance conditions. The grant date fair value for the EBITDA and ROIC performance condition portions of the awards is $43.84, based on the closing price of one share of our common stock on the February 18, 2022 date of grant. The grant date fair value for the relative TSR performance condition portion of the award is $51.78, which is determined using a Monte Carlo model that simulates our stock price and TSR relative to other companies in the S&P Aerospace and Defense Select Industry Index. The values for performance restricted stock units are based on our Named Executives attaining target performance levels. For more information regarding the compensation expense related to 2022 awards, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022.
The amounts reported in the “Grant Date Fair Value of Stock Awards” column for restricted stock unit awards do not factor in the value of dividend equivalents credited to each unvested restricted stock unit as a result of dividends on stock declared by the Company in 2022. For more information on the value of dividend equivalents credited to our Named Executives’ vested restricted stock unit awards, see “All Other Compensation” under the “Summary Compensation Table.”

2023 PROXY STATEMENT 41

COMPENSATION OF EXECUTIVE OFFICERS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022
The following Outstanding Equity Awards at Fiscal Year-End table summarizes the equity awards we have made to our Named Executives that were outstanding as of December 31, 2022. None of our Named Executives had outstanding stock options as of December 31, 2022.

		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Rex D. Geveden
Restricted Stock Units(2)	2/27/2020	6,684	$388,207
Performance RSU(3)	2/27/2020			32,763	$1,902,875
Restricted Stock Units(4)	2/25/2021	15,083	876,021
Performance RSU(5)	2/25/2021			35,389	2,055,393
Restricted Stock Units(6)	2/18/2022	31,935	1,854,785
Performance RSU(7)	2/18/2022			47,901	2,782,090
Robb A. LeMasters
Restricted Stock Units(8)	8/6/2020	709	41,179
Performance RSU(3)	8/6/2020			3,190	185,275
Restricted Stock Units(4)	2/25/2021	1,978	114,882
Performance RSU(5)	2/25/2021			4,448	258,340
Restricted Stock Units(6)	2/18/2022	6,387	370,957
Performance RSU(7)	2/18/2022			9,580	556,406
Thomas E. McCabe(9)
Restricted Stock Units(2)	2/27/2020	1,409	81,835
Performance RSU(3)	2/27/2020			6,341	368,285
Restricted Stock Units(4)	2/25/2021	2,696	156,584
Performance RSU(5)	2/25/2021			6,066	352,313
Restricted Stock Units(6)	2/18/2022	5,475	317,988
Performance RSU(7)	2/18/2022			8,211	476,895
Kevin M. McCoy
Restricted Stock Units(6)	2/18/2022	3,192	185,391
Performance RSU(7)	2/18/2022			4,790	278,203
Robert L. Duffy
Restricted Stock Units(10)	8/29/2022	22,608	1,313,073
(1)Stock awards shown include restricted stock units ("RSUs") that have time-based vesting and performance RSUs that vest depending upon the attainment of specified performance goals. Market values are based on the closing price of Company common stock as of December 31, 2022 ($58.08), as reported on the New York Stock Exchange.
(2)Represents the final one-third of RSUs granted which vested on February 27, 2023.
(3)These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving target performance levels. These performance RSUs vested on February 27, 2023. See "2020 Performance Restricted Stock Awards" under "Compensation Discussion and Analysis" for additional information.
(4)Represents remaining two-thirds of RSUs granted with vesting in one-third increments beginning with the first anniversary of the grant date. An additional one-third (50% of the unvested RSUs shown) vested on February 25, 2023 and the remaining one-third will vest on February 25, 2024.
(5)These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving target performance levels. These performance RSUs are generally scheduled to vest 100% on February 25, 2024.
(6)Represents 100% of RSUs granted with vesting in one-third increments beginning with the first anniversary of the grant date. One-third of these RSUs vested on February 18, 2023, and the remaining RSUs will vest in equal installments on February 18, 2024 and 2025.
(7)These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving target performance levels. These performance RSUs are generally scheduled to vest 100% on February 18, 2025. See the "Grants of Plan-Based Awards" table for more information about performance RSUs.
(8)Represents the final one-third of the RSUs granted which will vest on August 6, 2023.
(9)The stock award information for Mr. McCabe is included as of December 28, 2022. He entered into a Transition Agreement on December 29, 2022. Pursuant to the terms of the Transition Agreement, Mr. McCabe forfeited his outstanding and unvested equity awards and other incentive compensation as of that date in lieu of a one-time payment.
42 2023 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS
(10)Represents 100% of RSUs granted with vesting in one-third increments beginning on the first anniversary of the grant date.

Vesting of Restricted Stock Units and Performance Restricted Stock Units
Restricted stock units generally vest one-third each year, except as otherwise noted. The Company granted performance restricted stock units that represented the right to receive one share of Company common stock for each performance restricted stock unit that vests. The number and value of performance restricted stock units that vest depend upon the attainment of specified performance goals. Performance restricted stock units are generally scheduled to cliff vest three years after the grant date, subject to achievement of the specified performance goals.
OPTION EXERCISES AND STOCK VESTED IN 2022
The following table provides additional information about the value realized by our Named Executives on the vesting of BWXT stock awards during the year ended December 31, 2022. None of the Named Executives held or exercised stock options in 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Rex D. Geveden	68,672	$3,640,769
Robb A. LeMasters	1,698	88,883
Thomas E. McCabe	13,762	731,430
Kevin M. McCoy	—	—
Robert L. Duffy	—	—

For each Named Executive, the amounts reported in the number of shares acquired on vesting column in the table above represent the aggregate number of shares of our common stock acquired by the Named Executive in connection with restricted stock units awarded under our Incentive Plans that vested in 2022. The amounts reported in the value realized on vesting column were calculated by multiplying the number of shares acquired by the closing price of our common stock on the date of vesting. The number of shares acquired in connection with the vesting of restricted stock units includes shares withheld to satisfy the withholding tax due on vesting as reported in the table at right for each Named Executive.
Name	Shares Withheld on Vesting of Restricted Stock and Restricted Stock Units
Rex D. Geveden	30,975
Robb A. LeMasters	817
Thomas E. McCabe	6,255
Kevin M. McCoy	—
Robert L. Duffy	—

2023 PROXY STATEMENT 43

COMPENSATION OF EXECUTIVE OFFICERS
NONQUALIFIED DEFERRED COMPENSATION IN 2022
None of our Named Executives were eligible to participate in either qualified or nonqualified pension plans in 2022. The following Nonqualified Deferred Compensation table summarizes our Named Executives’ compensation under our nonqualified defined contribution plans in 2022.

Name	Plan Name	Executive Contributions	Registrant Contributions	Aggregate Earnings (Loss)	Aggregate Withdrawals / Distributions	Aggregate Balance as of Dec. 31, 2022
Rex D. Geveden	SERP	$—	$—	$—	$—	$—
	Restoration Plan	155,000	43,400	(79,069)	—	745,617
Robb A. LeMasters	SERP	—	—	—	—	—
	Restoration Plan	48,750	11,700	(6,015)	—	106,258
Thomas E. McCabe	SERP	—	—	—	—	—
	Restoration Plan	60,000	14,400	(24,704)	—	234,736
Kevin M. McCoy	SERP	—	—	—	—	—
	Restoration Plan	25,800	25,800	(4,194)	—	71,914
Robert L. Duffy	SERP	—	—	—	—	—
	Restoration Plan	—	—	—	—	—

SERP. For 2022, participants could elect to defer the payment of certain compensation earned from us. Under our SERP, any amounts deferred by a participant are maintained in a notional account separate from the account into which we make annual contributions. We refer to this separate account as a participant’s deferral account. Participants are 100% vested in their deferral accounts at all times. None of the Named Executives contributed to the SERP in 2022.
Restoration Plan. Our Restoration Plan is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to each participant’s notional accounts, which we refer to as a participant’s company matching account and company service-based account. Participants include our Named Executives and other employees of our Company whose base salary exceeds certain compensation limits imposed by the Internal Revenue Code. Benefits under our Restoration Plan are based on a participant’s vested percentage in his or her notional account balance at the time of distribution. Each participant generally vests 100% in his or her company matching account and company service-based account upon completing three years of service with our Company, subject to accelerated vesting for death, disability, termination by the Company without cause, retirement or on a change in control.
Participants in our Restoration Plan may elect to defer the payment of certain compensation earned from us that is in excess of limits imposed by the Internal Revenue Code. As with our SERP, any amounts deferred by a participant in the Restoration Plan are reflected in a notional deferral account that is separate from the participant’s company matching and service-based accounts. Participants are 100% vested in their deferral accounts at all times.
Executive Contributions. Under our SERP, a Named Executive may elect to defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any plan year and a member of the Board may elect to defer up to 100% of his or her retainers earned in any plan year. Although participants were permitted to contribute all or a portion of their 2022 EICP bonuses to their SERP accounts, the amounts reported in this table as “Executive Contributions" do not include any contributions of any 2022 EICP awards because EICP awards earned in 2022 are not paid until 2023. There were no contributions to the SERP by Named Executives in 2022.
All of our Named Executives except for Robert Duffy contributed to their Restoration Plan deferral accounts in 2022. Our Restoration Plan allows participants to defer a percentage of their base salary in excess of the Internal Revenue Code Section 401(a)(17) compensation limit, and receive company matching contributions with respect to those deferrals.
Registrant Contributions. Our Company no longer makes company contributions to our Named Executives' SERP accounts. Under our Restoration Plan, our Company makes notional matching and service-based contributions to eligible participants’ company matching account and serviced-based account, respectively. Any Restoration Plan participants who have elected to make deferral contributions under our Restoration Plan are credited with a company matching contribution equal to 50% of the first 6% of their deferral contribution. For each participant in our Restoration Plan, we also make a cash service-based contribution to the participant’s company service-based account. The amount of this service-based contribution is based on a percentage of the participant’s eligible
44 2023 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS
compensation in excess of the Internal Revenue Code limit and ranges between 3% and 8%, depending on the participant’s years of service. This service-based contribution is made regardless of whether the participant has elected to make deferral contributions under our Restoration Plan. All 2022 company contributions are included in the “Summary Compensation Table” above as “All Other Compensation.”
Aggregate Earnings. The amounts reported in this column for our SERP and Restoration Plan represent hypothetical amounts of earnings or losses and dividends credited during 2022 on all accounts for each Named Executive under our SERP and Restoration Plan. Under our SERP and Restoration Plan, each participant elects to have his notional accounts hypothetically invested in one or more of the investment funds designated by our Compensation Committee. Each participant’s notional accounts are credited and debited to reflect gains and losses on the hypothetical investments. These gains and losses are not reported as compensation in the Summary Compensation Table.
Aggregate Withdrawals/Distributions. There were no withdrawals made by any of the Named Executives from the SERP or Restoration Plan in 2022.
Aggregate Balance at December 31, 2022. The aggregate balance of a participating Named Executive’s notional SERP account consists of contributions made by us to the Named Executive’s company account, deferrals by the Named Executive to his deferral account, hypothetical credited gains or losses on those accounts and any aggregate withdrawals or distributions from the SERP account. The aggregate balance of a participating Named Executive’s notional Restoration Plan account consists of contributions made by us to the Named Executive’s company matching account and company service-based account, deferrals by the officer to his deferral account, hypothetical gains or losses on those accounts and any aggregate withdrawals or distributions from the Restoration Plan. The balances shown represent the accumulated account values (including gains and losses) for each Named Executive as of December 31, 2022. Messrs. Geveden and McCabe were each 100% vested in their Restoration Plan balance shown above. Messrs. LeMasters and McCoy were 100% vested in the employee contributions, but will not be vested in the company matching contributions until the third anniversary of service with the Company.
The SERP and Restoration Plan balances include contributions from previous years, which have been reported as compensation to the Named Executives in the Summary Compensation Table for those years – to the extent a Named Executive was included in the Summary Compensation Table during those years. The aggregate balances for the SERP and Restoration Plan for each Named Executive in the prior years are as follows:

Named Executive	Year	Restoration Plan	SERP
Mr. Geveden	2022	$745,617	$—
	2021	626,286	—
	2020	381,581	—
Mr. LeMasters	2022	106,258	—
	2021	51,823	—
Mr. McCabe	2022	234,736	—
	2021	185,039	—
	2020	108,889
Adm. McCoy	2022	71,914	—
Mr. Duffy	2022	—	—

Deferred Stock Under Our Long-Term Incentive Plans. Under the terms of our 2010 LTIP and 2020 Plan, our Compensation Committee has the discretion to permit selected participants to defer all or a portion of their stock awards. Participants, including our Named Executives, are permitted to make deferral elections on their restricted stock unit awards and performance restricted stock unit awards. Mr. LeMasters was the only Named Executive to make a deferral election. As of December 31, 2022, 1,468 performance restricted stock units awarded to Mr. LeMasters had been deferred to his LTIP deferral account.
2023 PROXY STATEMENT 45

COMPENSATION OF EXECUTIVE OFFICERS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables show estimated, potential payments to our Named Executives under existing contracts, agreements, plans or arrangements, whether written or unwritten, for any payments would be due, if any, for involuntary termination not for cause, involuntary termination for cause, retirement, death, disability, or in connection with a change in control with or without a termination of employment, assuming such event occurred on December 31, 2022. These tables do not reflect amounts that would be payable to the Named Executives pursuant to benefits or awards that are already vested. Except as otherwise indicated, amounts reported in the table below for restricted stock units and performance restricted stock units are calculated by multiplying the number of accelerated shares or units by $58.08 (the closing price of our common stock on December 31, 2022). Mr. McCabe entered into a Transition Agreement on December 29, 2022 which specifies the payments to which he is entitled as part of the General Counsel transition and his retirement. As a result, no amounts are included for Mr. McCabe in the tables below. See "Transition Arrangements—General Counsel Transition" on page 35 for further information on the terms of the Transition Agreement.

Named Executive and Description of Potential Payments	Voluntary Termination	Involuntary Termination not for Cause	Involuntary Termination for Cause	Change in Control without Termination	Change in Control with Termination	Disability	Death	Retirement
Rex D. Geveden
Severance Payments	$—	$925,000	$—	$—	$5,531,500	$925,000	$—	$—
EICP	925,000	925,000	—	—	925,000	—	—	925,000
Benefits Payments	—	10,851	—	—	43,402	10,851	—	—
Outplacement Services	—	15,000	—	—	15,000	—	—	—
Financial Planning	12,650	12,650	—	12,650	12,650	12,650	12,650	12,650
SERP	—	—	—	—	—	—	—	—
Restoration Plan	—	—	—	—	—	—	—	—
Restricted Stock Units	1,264,227	1,264,227	—	388,207	3,119,012	3,119,012	3,119,012	1,264,227
Performance RSUs	3,273,137	3,273,137	—	1,902,875	6,740,358	6,740,358	6,740,358	3,273,137
Total	$5,475,014	$6,425,865	$—	$2,303,732	$16,386,922	$10,807,871	$9,872,020	$5,475,014
Robb A. LeMasters
Severance Payments	$—	$500,000	$—	$—	$1,700,000	$500,000	$—	$—
EICP	—	—	—	—	350,000	—	—	—
Benefits Payments	—	16,986	—	—	67,946	16,986	—	—
Outplacement Services	—	15,000	—	—	15,000	—	—	—
Financial Planning	—	12,650	—	12,650	12,650	12,650	12,650	—
SERP	—	—	—	—	—	—	—	—
Restoration Plan	—	20,566	—	20,566	20,566	20,566	20,566	—
Restricted Stock Units	—	—	—	—	527,018	527,018	527,018	—
Performance RSUs	—	357,502	—	—	1,000,021	1,000,021	1,000,021	—
Total	$—	$922,704	$—	$33,216	$3,693,201	$2,077,241	$1,560,255	$—
Kevin M. McCoy
Severance Payments	$—	$735,000	$—	$—	$2,425,500	$735,000	$—	$—
EICP	—	—	—	—	477,750	—	—	—
Benefits Payments	—	12,644	—	—	50,575	12,644	—	—
Outplacement Services	—	15,000	—	—	15,000	—	—	—
Financial Planning	—	12,650	—	12,650	12,650	12,650	12,650	—
SERP	—	—	—	—	—	—	—	—
Restoration Plan	—	35,957	—	35,957	35,957	35,957	35,957	—
Restricted Stock Units	—	—	—	—	185,391	185,391	185,391	—
Performance RSUs	—	—	—	—	278,203	278,203	278,203	—
Total	$—	$811,251	$—	$48,607	$3,481,026	$1,259,845	$512,201	$—
46 2023 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

Named Executive and Description of Potential Payments	Voluntary Termination	Involuntary Termination not for Cause	Involuntary Termination for Cause	Change in Control without Termination	Change in Control with Termination	Disability	Death	Retirement
Robert L. Duffy
Severance Payments	$—	$400,000	$—	$—	$1,200,000	$400,000	$—	$—
EICP	—	—	—	—	200,000	—	—	—
Benefits Payments	—	5,233	—	—	20,930	5,233	—	—
Outplacement Services	—	15,000	—	—	15,000	—	—	—
Financial Planning	—	12,650	—	12,650	12,650	12,650	12,650	—
SERP	—	—	—	—	—	—	—	—
Restoration Plan	—	—	—	—	—	—	—	—
Restricted Stock Units	—	—	—	—	1,313,073	1,313,073	1,313,073	—
Performance RSUs	—	—	—	—	—	—	—	—
Total	$—	$432,883	$—	$12,650	$2,761,653	$1,730,956	$1,325,723	$—
The Company generally does not make payments to Named Executives for voluntary termination of employment, except where a Named Executive is eligible for retirement as of the date of termination. In the event of a Named Executive’s termination for cause, none of the payments and other benefits described herein would be payable.
Severance Payments. The severance payments reported for each Named Executive in the event of involuntary termination not for cause and disability represent lump-sum cash payments equal to 52 weeks’ base salary as in effect on the date of termination under the Executive Severance Plan in the event their employment is terminated for reasons other than “cause.” Under the Executive Severance Plan, “cause” means:
•the willful and continued failure of a participant to perform substantially his or her duties (occasioned by reason other than physical or mental illness or disability) after a written demand for substantial performance is delivered to the participant by the Compensation Committee or the Chief Executive Officer, which specifically identifies the manner in which the Compensation Committee or the Chief Executive Officer believes that the participant has not substantially performed his or her duties, after which the participant will have 30 days to defend or remedy such failure to substantially perform his or her duties;
•the willful engaging by a participant in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company; or
•the conviction of a participant with no further possibility of appeal, or plea of nolo contendere by the participant to, any felony or crime of falsehood.
“Cause” excludes instances where an eligible employee is unable to perform his duties by reason of his physical or mental illness or disability. Receipt of severance benefits under the Executive Severance Plan is subject to the employee executing a general release of claims and agreeing to certain non-compete, nondisclosure and other restrictive covenants, and the employee’s submission of a written claim for benefits.
In connection with a termination following a change in control, the Company has entered into change-in-control agreements with each Named Executive provide for a cash payment equal to two times (2.99 times for Mr. Geveden) the sum of (1) the executive’s annual base salary prior to termination and (2) the same annual base salary multiplied by the executive’s target EICP percentage for the year in which the termination occurs. Assuming a termination as of December 31, 2022, the severance payment under a change in control would have been calculated based on the following:

Name	Base Salary as of 12/31/2022	Target Annual Incentive as of 12/31/2022	Target Annual Incentive as a Percentage of Base Salary
Rex D. Geveden	$925,000	$925,000	100%
Robb A. LeMasters	500,000	350,000	70%
Thomas E. McCabe	545,000	354,250	65%
Kevin M. McCoy	735,000	477,750	65%
Robert L. Duffy	400,000	200,000	50%
2023 PROXY STATEMENT 47

COMPENSATION OF EXECUTIVE OFFICERS
Generally, if a Named Executive is terminated within 24 months (30 months for Mr. Geveden) following a change in control either (i) by the Company for any reason other than cause or death or disability; or (ii) by the Named Executive for good reason, the Named Executive is entitled to receive:
•accelerated vesting in the executive’s SERP and Restoration Plan account;
•accelerated vesting in any outstanding equity awards;
•the cash severance payment (discussed above);
•a prorated target EICP payment and payment of the prior year’s EICP payment, if unpaid at termination; and
•a cash payment for health benefits coverage.
The change in control agreements do not provide any tax reimbursement on the benefits. Instead, the agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to a Named Executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the Named Executive retaining a larger after-tax amount.
Under the Company’s change in control agreements, a “change in control” will be deemed to have occurred on the occurrence of any of the following:
•Any person, other than an ERISA-regulated pension plan established by the Company or its affiliates makes an acquisition of outstanding voting stock and is, immediately thereafter, the beneficial owner of 30% or more of the then outstanding voting stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the incumbent directors; or any group is formed that is the beneficial owner of 30% or more of the outstanding voting stock (other than a group formation for the purpose of making an acquisition directly from the Company and approved (prior to such group formation) by a majority of the incumbent directors);
•individuals who are incumbent directors cease for any reason to constitute a majority of the members of the board of directors;
•consummation of a business combination unless, immediately following such business combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding voting stock immediately before such business combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such business combination in substantially the same relative proportions as their ownership, immediately before such business combination, of the outstanding voting stock, (2) if the business combination involves the issuance or payment by the Company of consideration to another entity or its stockholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such business combination by a majority of the incumbent directors) does not exceed 50% of the sum of the fair market value of the outstanding voting stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the incumbent directors), (3) no person (other than any corporation resulting from such business combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such business combination and (4) a majority of the members of the board of directors of the parent corporation resulting from such business combination were incumbent directors of the Company immediately before consummation of such business combination; or
•consummation of a major asset disposition unless, immediately following such major asset disposition, (1) individuals and entities that were beneficial owners of the outstanding voting stock immediately before such major asset disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (2) a majority of the members of the board of directors (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were incumbent directors of the Company immediately before consummation of such major asset disposition.
EICP. The Company does not make any payments under the EICP to participants who have been involuntarily terminated without cause, except participants who have at least five years of service and age 60 or older. For these participants, it has been the Company’s practice to pay the prorated amount of an EICP award that would have
48 2023 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS
been earned during the year in which the employee is involuntarily terminated without cause, contingent on the participant executing a general release of claims. Mr. Geveden was the only Named Executive eligible for this payment as of December 31, 2022.
In a termination following a change in control, a Named Executive would be entitled to a prorated target EICP payment equal to the product of the Named Executive’s annual base salary and EICP target percentage, with the product prorated based on the number of days the Named Executive was employed during the year in which the termination occurs. Based on a December 31, 2022 termination, each Named Executive would have been entitled to an EICP payment equal to 100% of his 2022 target EICP, as in effect immediately prior to the date of termination.
Benefit Payments. Upon a termination by the Company for any reason other than cause under the Executive Severance Plan or following a change in control, each Named Executive would be entitled to a lump-sum payment equal to nine months of COBRA premiums for the medical, dental and/or vision benefits in effect for the Named Executive and his qualified beneficiaries as of the date of termination. The amounts reported were determined by multiplying the monthly cost of 2022 medical, dental and/or vision benefits for the Named Executive and his qualified beneficiaries by 102%, and then multiplying the product by nine. The Executive Severance Plan also provides for extended availability of COBRA coverage from 18 to 24 months.
In the event of a termination following a change in control, a Named Executive receives a lump sum payment equal to three times the full annual cost of coverage for medical, dental and vision benefits (as calculated above) provided to the Named Executive and their covered dependents.
In addition to these payments, each Named Executive may be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary and earned but unused vacation and reimbursements.
Outplacement Services. Each Named Executive would be entitled to 12 months of employer-paid outplacement services under the Executive Severance Plan following his termination by the Company for reasons other than cause, death, disability or retirement. The amounts reported represent the per person cost the Company would incur to engage a third-party service provider for 12 months of executive outplacement services.
Financial Planning. Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following his termination without cause, death or disability, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that the Company would be required to pay for the applicable Named Executive to receive such benefits.
SERP. Under the terms of the Company’s SERP, an executive’s Company account becomes fully vested on, among other events, the date of the executive’s termination by the Company for any reason other than cause. Under the terms of the SERP, an executive’s company account becomes fully vested on, among other events, the date of the executive’s retirement. For purposes of the SERP, "retirement" is defined as separation from service with us on or after the first day of the calendar month coincident with or following the executive’s attainment of the age of 65. None of the Named Executives were participants in the SERP as of December 31, 2022.
Restoration Plan. Under the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, (i) the date of the executive’s termination by the Company for any reason other than cause or (ii) the date a change in control occurs. A “change in control” has a substantially similar meaning under the Company’s Restoration Plan as it does under the Company’s change in control agreements, except that a participant in the Company’s Restoration Plan is excluded from accelerated vesting if the participant is part of a purchasing group that consummates a transaction that qualifies as a change of control under the Restoration Plan. Messrs. Geveden and McCabe were each 100% vested in their respective Company matching accounts and Company service-based accounts as of December 31, 2022.
Restricted Stock Units and Performance RSUs. The terms of the outstanding restricted stock unit and performance RSU award agreements provide for accelerated vesting in certain circumstances as described below. All unvested stock awards become vested in the event a Named Executive’s employment terminates by reason of his death, disability or a change in control (regardless of whether there is a subsequent termination of employment for grants made prior to 2021). In these circumstances, performance RSUs vest at target level. Under the Company’s Incentive Plans, a “change in control” occurs under the same circumstances described above with respect to the Company’s change-in-control agreements. Generally, the Company’s stock awards provide for accelerated vesting of at least a part of an executive’s outstanding shares or units under an involuntary termination without cause if due to a reduction in force. For stock awards made in 2019 and after, (i) restricted stock units are forfeited, unless the participant is retirement eligible, and (ii) performance RSUs are forfeited if the termination is prior to the first anniversary of the grant date and prorated thereafter based on the number of days in the performance period up to the termination date. The award agreements for these awards define retirement for
2023 PROXY STATEMENT 49

COMPENSATION OF EXECUTIVE OFFICERS
Named Executives as a termination of employment not for cause after attaining 60 years of age and 5 years of service. In such event, the number of performance awards that will vest at the end of the three-year vesting term are determined by multiplying (i) the total number of performance shares that would have vested based on actual performance had the applicable Named Executive been employed at the end of the vest term by (ii) the applicable percentage discussed above. Mr. Geveden was eligible for retirement on December 31, 2022.

CEO PAY RATIO
We are providing the following information about the relationship of the median of the annual total compensation of our employees, other than our chief executive officer, and the annual total compensation of Mr. Rex D. Geveden, our President and Chief Executive Officer (our “CEO”), as required by the SEC. For 2022, we determined that the annual total compensation of our median employee was $93,437 and the annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $5,716,692. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual compensation of all employees in 2022 was 61 to 1.
The pay ratio provided is a reasonable estimate as of December 31, 2022 calculated in a manner consistent with Item 402(u) of Regulation S-K. The data used to calculate the pay ratio are specific to our Company and our employee population. As a result, our pay ratio may not be comparable to the pay ratios of other companies. We had approximately 6,600 employees as of December 31, 2022 located in the U.S. and Canada. To identify the median employee from our employee population, we compared the amount of salary, wages, non-cash earnings, and employer thrift and 401(k) contributions of our employees as reflected in our payroll records. We combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual compensation for the median employee of $93,437. We used the annual total compensation of our CEO as reported in the “Total” column of our Summary Compensation Table of this proxy statement.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the “compensation actually paid” to our Named Executives ("NEOs"), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021 and 2022 calendar years. Note that compensation for our NEOs other than our chief executive officer (“CEO”) is reported as an average.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income	Adjusted EBITDA(7)
2022	$5,716,692	$8,897,926	$1,492,560	$1,346,116	$97.85	$104.16	$238,620,000	$439,412,000
2021	5,124,046	3,459,395	1,465,707	1,199,585	79.36	109.35	306,288,000	418,077,000
2020	5,456,840	5,850,163	1,577,451	1,626,441	98.46	106.45	278,670,000	427,002,000

(1) The CEO for each year is Rex D. Geveden
(2) A reconciliation of CEO compensation from the Summary Compensation Table ("SCT") to the Pay Versus Performance ("PVP") table can be found below.
(3) The Non-CEO NEOs for each year are as follows:
•For 2022, Robb A. LeMasters, Kevin M. McCoy, Thomas E. McCabe, and Robert L. Duffy
•For 2021, David S. Black, Robb A. LeMasters, Thomas E. McCabe, Joel W. Duling, Richard W. Loving, and Robert F. Smith
•For 2020, David S. Black, Thomas E. McCabe, Joel W. Duling, and Richard W. Loving
(4) A reconciliation of the average non-CEO NEO compensation to the SCT Table to the PVP Table can be found below.
(5) The TSR values disclosed represent the measurement period value of an investment of $100 in our units as of December 31, 2019, and then valued again on each of December 31, 2020, December 31, 2021 and December 31, 2022.
50 2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE

(6) The TSR values disclosed represent the measurement period value of an investment of $100 in our peer group's units as of December 31, 2019, and then valued again on each of December 31, 2020, December 31, 2021 and December 31, 2022. For purposes of the PVP Table, our peer group is the S&P 500 A&D Select Index, which conforms to our disclosures as required by Item 201(e) of Regulation S-K.
(7) The Company believes that adjusted EBITDA most closely aligns pay and performance. This measure demonstrates the profitability of the organization on a like-for-like, year-over-year basis, removing non-recurring, irregular and one-time items that may distort the Company's actual performance during any given period of time.

Reconciliation of CEO SCT to PVP Compensation
Year	SCT Total Compensation	Deductions from SCT Total(1)	Additions to SCT Total(2)	Compensation Actually Paid to CEO	Fiscal Year End Stock Price
2022	$5,716,692	$(3,576,173)	$6,757,407	$8,897,926	$58.05
2021	5,124,046	(3,499,932)	1,835,281	3,459,395	47.88
2020	5,456,840	(3,099,983)	3,493,306	5,850,163	60.28

Reconciliation of Average Non-CEO NEOs SCT to PVP Compensation
Year	SCT Total Compensation	Deductions from SCT Total(1)	Additions to SCT Total(2)	Compensation Actually Paid to Non-CEO NEOs	Fiscal Year End Stock Price
2022	$1,492,560	$(729,085)	$582,641	$1,346,116	$58.05
2021	1,465,707	(661,603)	395,481	1,199,585	47.88
2020	1,577,451	(574,981)	623,970	1,626,441	60.28

(1) This column reflects the aggregate grant date fair value of equity-based awards granted each year as reported in the Stock Awards column of the SCT for the applicable year, calculated in accordance with FASB ASC Topic 718.
(2) This column reflects the value of equity-based awards calculated in accordance with Item 402(v) of Regulation S-K as required pursuant to SEC rules.

CEO CAP Reconciliation
Year	Year-End Value of Current Year Awards Outstanding as of Fiscal Year End	Change in Value as of Year End for Prior Year Awards Outstanding as of Year End	Changes in Value as of Vesting Date for Prior Year Awards that Vested during the Year	Value as of the Vesting Date for any Dividend Equivalents that Vested During Year	Value as of Year End for Prior Year Awards Forfeited During the Year	Value of Equity for CAP Purposes
	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)
2022	$4,908,035	$917,174	$932,198	$139,368	$—	$6,896,775
2021	2,824,010	(1,085,099)	96,370	88,537	—	1,923,818
2020	5,456,840	(145,681)	347,338	99,897	—	3,593,203

Average Non-CEO NEOs Reconciliation
Year	Year-End Value of Current Year Awards Outstanding as of Fiscal Year End	Change in Value as of Year End for Prior Year Awards Outstanding as of Year End	Changes in Value as of Vesting Date for Prior Year Awards that Vested during the Year	Value as of the Vesting Date for any Dividend Equivalents that Vested During Year	Value as of Year End for Prior Year Awards Forfeited During the Year	Value of Equity for CAP Purposes
	(a)	(b)	(c)	(d)	(e)	(a)+(b)+(c)+(d)+(e)
2022	$696,344	$26,329	$49,995	$7,621	$(197,649)	$582,641
2021	533,128	(147,992)	10,345	10,354	—	405,834
2020	610,531	(27,351)	40,790	13,744	—	637,714

The Company considers the following metrics to most closely link pay to performance: (1) operating income; (2) operating cash flow; (3) EBITDA; (4) ROIC; and (5) total shareholder return.
2023 PROXY STATEMENT 51

PAY VERSUS PERFORMANCE
Relationship between Pay and Performance
The following graphs shows the relationship of “compensation actually paid” ("CAP") to our CEO and the average CAP to our Non-CEO NEOs in 2020, 2021 and 2022 relative to (i) BWXT TSR and the S&P 500 A&D Index TSR ("Peer Group TSR"), (ii) our adjusted EBITDA and (iii) our net income. A reconciliation of adjusted EBITDA to net income is included in Appendix A.

CEO and Non-CEO NEOs CAP vs. TSR
CAP ($M)
TSR
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$104.16
$109.35
$8.90
$106.45
$98.46
$97.85
$79.36
$5.85
$3.46
$1.63
$1.20
$1.35
2020
2021
2022
CEO CAP
Non-CEO NEOs CAP
BWXT TSR
Peer Group TSR

CEO and Non-CEO NEOs CAP vs. Net Income
CAP ($M)
Net Income ($M)
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-
$279.20
$306.29
$8.90
$238.62
$5.85
$3.46
$1.63
$1.20
$1.35
2020
2021
2022
CEO CAP
Non-CEO NEOs CAP
Net Income

CEO and Non-CEO NEOs CAP vs. Adj. EBITDA
CAP ($M)
Adj. EBITDA ($M)
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
$445.00
$440.00
$435.00
$430.00
$425.00
$420.00
$415.00
$410.00
$405.00
$8.90
$439.41
$5.85
$427.00
$3.46
$418.08
$1.63
$1.20
$1.35
2020
2021
2022
CEO CAP
Non-CEO NEOs CAP
Adj. EBITDA

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	89,512	$23.62	3,720,491

52 2023 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

We currently provide an advisory vote on executive compensation on an annual basis, consistent with the results of the advisory votes of our stockholders at our 2011 and 2017 annual meetings. In accordance with Section 14A of the Exchange Act, we are asking stockholders for an advisory vote on whether future advisory votes to approve executive compensation should occur every one year, two years or three years.
After careful consideration, the Board of Directors recommends that the advisory vote to approve executive compensation occur every year (annually). We believe this frequency is appropriate at this time because we value stockholder input on executive compensation and believe that an annual advisory vote will provide us with regular input on important issues relating to our executive compensation program.

Accordingly, we submit the following resolution to stockholders at the Annual Meeting:
RESOLVED, that the stockholders of BWX Technologies, Inc. approve, on an advisory basis, a frequency of “1 YEAR” for the advisory vote to approve executive compensation.

EFFECT OF PROPOSAL
Although the resolution to approve our executive compensation is non-binding, it serves as an opportunity for us, our Board and Compensation Committee to gain valuable stockholder feedback on the desired frequency that our stockholders wish to provide feedback on our executive compensation decisions and practices. Our Board of Directors values the opinions of stockholders and will carefully consider the results of this advisory vote. However, irrespective of the Board of Directors’ recommendation and the results of the stockholder vote, the Board of Directors may decide to conduct an advisory vote to approve executive compensation on a more or less frequent basis as it determines would be in the best interest of the Company.

RECOMMENDATION AND VOTE REQUIRED
Our Board of Directors recommends that stockholders vote for a frequency of “1 YEAR” for the advisory vote to approve executive compensation. Stockholders are asked to specify one of four votes on this proposal: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation. The proxy holders will vote all proxies received for an advisory vote to approve executive compensation every one year unless instructed otherwise. Approval of the frequency of an advisory vote to approve executive compensation requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions are counted as present for purposes of the vote on this matter. Broker non-votes will not have any effect on this proposal.

2023 PROXY STATEMENT 53

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the number of shares of our common stock beneficially owned as of March 6, 2023 (unless noted otherwise) by each director or nominee as a director, each Named Executive and other executive officers and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the vesting of restricted stock units or the exercise of stock options.

Name	Shares Beneficially Owned	Shares Deferred(1)
Jan A. Bertsch(2)	24,554	7,295
Gerhard F. Burbach(3)	10,921	—
Robert L. Duffy	—	—
Rex D. Geveden	186,985	—
James M. Jaska(4)	10,950	5,359
Kenneth J. Krieg(3)	16,451	—
Robb A. LeMasters	26,455	—
Thomas E. McCabe	13,227	—
Kevin M. McCoy	728	—
Leland D. Melvin(5)	7,064	1,707
Robert L. Nardelli(3)	28,165	—
Barbara A. Niland	15,648	—
John M. Richardson(6)	3,610	1,707
All directors and executive officers as a group (16 persons)	350,332	16,068
(1)Amounts reported in the “Shares Deferred” column represent shares of common stock underlying vested restricted stock units that our directors have elected to defer under our Incentive Plans, but which are not considered beneficially owned under applicable Securities and Exchange Commission rules, as well as accrued dividend equivalents paid in shares on deferred restricted stock units. See “Director Compensation – Stock Awards” and “Deferred Stock Under Long-Term Incentive Plans” under the “Non-Qualified Deferred Compensation” table for additional information on the deferral of stock awards.
(2)Shares beneficially owned by Ms. Bertsch include shares of common stock directly held and 16,059 vested restricted stock units granted and accrued dividend equivalents paid in shares that she elected to defer under our Incentive Plans and which are considered beneficially owned under applicable SEC rules because they will be acquired immediately upon her termination of service on the Board.
(3)Shares beneficially owned by Messrs. Burbach, Krieg and Nardelli represent vested restricted stock units and accrued dividend equivalents paid in shares that each of them has elected to defer under our Incentive Plans and which are considered beneficially owned under applicable SEC rules because each of them will acquire their respective shares immediately upon termination of service on the Board.
(4)Shares beneficially owned by Mr. Jaska include shares of common stock directly held and 885 vested restricted stock units and accrued dividend equivalents paid in shares that he has elected to defer under our Incentive Plans and which are considered beneficially owned under applicable SEC rules because they will be acquired immediately upon his termination of service on the Board.
(5)Shares beneficially owned by Mr. Melvin include shares of common stock directly held and 2,592 vested restricted stock units and accrued dividend equivalents paid in shares that he has elected to defer under our Incentive Plans and which are considered beneficially owned under applicable SEC rules because they will be acquired immediately upon his termination of service on the Board.
(6)Shares beneficially owned by Adm. Richardson include 2,880 shares of vested restricted stock units and accrued dividend equivalents paid in shares that he has elected to defer under our Incentive Plans and which are considered beneficially owned under applicable SEC rules because they will be acquired immediately upon his termination of service on the Board.

Shares beneficially owned by each of our directors and executive officers individually in each case constituted less than one percent of the outstanding shares of common stock on March 6, 2023, as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. The aggregate shares beneficially owned by all of our directors and executive officers as a group constituted less than one percent of the outstanding shares of common stock measured as of the same date and on the same basis.
54 2023 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19335	8,375,421	9.2%
Wellington Management Group LLP(3) 280 Congress Street Boston, MA 02210	6,799,255	7.4%
William Blair Investment Management, LLC(4) 150 North Riverside Plaza Chicago, IL 60606	6,249,032	6.8%
BlackRock Inc.(5) 55 East 52nd Street New York, NY 10055	5,131,709	5.6%

(1)    Percent is based on outstanding shares of our common stock on March 6, 2023.
(2)    As reported on Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group, Inc. has beneficial ownership of 8,375,421 shares of our common stock. According to the Schedule 13G/A, The Vanguard Group has shared voting power with respect to 36,115 shares of our common stock, sole dispositive power with respect to 8,258,497 shares of our common stock and shared dispositive power with respect to 116,924 shares of our common stock.
(3)    As reported on Schedule 13G/A filed with the SEC on February 6, 2023, Wellington Management Group LLP ("Wellington") has beneficial ownership of 6,799,255 shares of our common stock. According to the Schedule 13G/A, Wellington has shared voting power with respect to 5,649,807 shares of our common stock and shared and shared dispositive power with respect to 6,799,255 shares of our common stock.
(4)    As reported on Schedule 13G/A filed with the SEC on February 9, 2023, William Blair Investment Management LLP ("William Blair") has beneficial ownership of 6,249,032 shares of our common stock. According to the Schedule 13G/A, William Blair has sole voting power with respect to 5,405,698 shares of our common stock and sole dispositive power with respect to 6,249,032 shares of our common stock.
(5)    As reported on Schedule 13G/A filed with the SEC on February 1, 2023, BlackRock, Inc. has beneficial ownership of 5,131,709 shares of our common stock. According to the Schedule 13G/A, BlackRock has sole voting power with respect to 4,871,944 shares of our common stock and sole dispositive power with respect to 5,131,709 shares of our common stock.

2023 PROXY STATEMENT 55

AUDIT AND FINANCE COMMITTEE REPORT
AUDIT AND FINANCE COMMITTEE REPORT
The following report of the Audit and Finance Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that BWXT specifically incorporates it by reference into such filing.
As described more fully in its charter, the purpose of the Audit and Finance Committee is to assist the Board in its oversight of BWXT’s financial reporting process, internal control system and audit functions. The Audit and Finance Committee also provides oversight of (i) BWXT’s compliance with legal and regulatory financial requirements; (ii) BWXT’s guidelines, policies and processes to assess and manage the Company’s exposure to risks in general, including financial risks; (iii) BWXT’s financial strategies and capital structure; and (iv) BWXT’s ethics and compliance program. The Committee’s principal responsibility is one of oversight. BWXT’s management is responsible for the preparation, presentation and integrity of its financial statements. Deloitte & Touche LLP (“Deloitte”), BWXT’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. Deloitte reports directly to the Audit and Finance Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.
The Audit and Finance Committee discussed with Deloitte the scope and plan for its audit and approved the terms of Deloitte’s engagement letter for the 2022 audit. In addition, the Audit and Finance Committee reviewed and approved the internal audit plan for 2022. The Audit and Finance Committee met and discussed with management, internal audit and Deloitte each quarter during the year, among other things:
•the clarity and completeness of the presentation of the Company’s financial statements, its financial position and performance for the reporting period;
•the assessment of the Company’s internal control over financial reporting;
•critical accounting policies, including key accounting decisions and judgments, critical accounting estimates and underlying assumptions, significant changes in the selection or application of accounting principles, alternative accounting treatments, and critical audit matter disclosure;
•the effect of regulatory and accounting initiatives on the Company’s financial statements;
•unadjusted audit differences noted or proposed by Deloitte during its audit; and
•any material written communications between management and Deloitte.
In this context, the Audit and Finance Committee reviewed and discussed BWXT’s audited consolidated financial statements for the year ended December 31, 2022 with BWXT’s management and Deloitte. This review included discussions with Deloitte regarding those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Committee received from Deloitte the written disclosures and letter required by the applicable PCAOB standards and rules concerning Deloitte’s independence and discussed with Deloitte their independence from BWXT and management. The Committee also considered whether the provision of non-audit services to BWXT is compatible with Deloitte’s independence.
The Audit and Finance Committee reviewed and discussed with management its assessment and report on the effectiveness of BWXT’s internal control over financial reporting as of December 31, 2022, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control - Integrated Framework” (2013 framework). We have also reviewed and discussed with Deloitte its review and report on BWXT’s internal control over financial reporting.
Based on these reviews and discussions and the reports of Deloitte, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in BWXT’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

THE AUDIT AND FINANCE COMMITTEE
Barbara A. Niland, Chair
James M. Jaska
Robert L. Nardelli
John M. Richardson

56 2023 PROXY STATEMENT

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2023
Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023. Although stockholder approval of this appointment is not required, we intend to seek stockholder approval of our registered public accounting firm annually. No determination has been made as to what action the Audit and Finance Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in our best interests. We expect that representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.
For the years ended December 31, 2022 and 2021, we paid Deloitte fees, including expenses and taxes, totaling $2,935,636 and $2,807,969, respectively, which are categorized below.

	2022	2021
Audit	$2,808,591	$2,657,595
The Audit fees for the years ended December 31, 2022 and 2021 were for professional services rendered for the audits of the consolidated financial statements of BWXT, the audit of BWXT’s internal control over financial reporting, reviews of the quarterly combined and consolidated financial statements of BWXT and assistance with review of documents filed with the SEC.
Audit-Related	45,000	37,429
There were Audit-Related fees for the year ended December 31, 2022 for a compliance audit for one of the Company's subsidiaries and for the year ended December 31, 2021 related to the Company's debt offerings in 2021.
Tax	78,750	110,250
The Tax fees for the years ended December 31, 2022 and 2021 were for professional services rendered for consultations on various U.S. federal and state tax compliance assistance.
All Other	3,295	2,695
The fees for all other services for the years ended December 31, 2022 and 2021 were for an online research tool subscription service.
Total	$2,935,636	$2,807,969
It is the policy of our Audit and Finance Committee to pre-approve all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm.
The independent registered public accounting firm and the Vice President, Finance and Chief Accounting Officer annually present to the Audit and Finance Committee the anticipated services to be performed by the firm during the year. The Audit and Finance Committee reviews and, as it deems appropriate, pre-approves those services. The separate Audit, Audit-Related, Tax and All Other services and estimated fees are presented to the Audit and Finance Committee for consideration. The Audit and Finance Committee reviews on at least a quarterly basis the proposed services and fees for additional services that have occurred and are outside the scope of the services and fees initially pre-approved by the Audit and Finance Committee. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit and Finance Committee has pre-approved specific audit, audit-related, tax and other services and individual and aggregate fees for such services. The Audit and Finance Committee did not approve any audit, audit-related, tax or other services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act.

RECOMMENDATION AND VOTE REQUIRED
Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2023. The proxy holders will vote all proxies received "FOR" approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the matter. Because abstentions will not be considered cast on this matter, they will not have any effect on the proposal.

2023 PROXY STATEMENT 57

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Pursuant to our Code of Business Conduct, all employees (including our Named Executives) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with us, supplies goods or services to us, or is our customer, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies and the Audit and Finance Committee of our Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. Our Board members are also responsible for complying with our Code of Business Conduct. Additionally, our Governance Committee is responsible for reviewing the professional occupations and associations of our Board members. Our Audit and Finance Committee also reviews transactions between us and other companies with which our Board members are affiliated. For information on how to obtain a copy of our Code of Business Conduct, please see the “Corporate Governance” section above in this proxy statement. During 2022, there were no transactions in which (i) a related person had a direct or indirect material interest, (ii) the amount involved exceeded $120,000, and (iii) the Company was a participant.
We have entered into an indemnification agreement with each of our directors and executive officers. Under the terms of each indemnification agreement, we agree to indemnify the indemnified person, to the fullest extent permitted by Delaware law, from claims and losses arising from their service to the Company (other than certain claims brought by the indemnified party against us or any of our officers and directors). The agreement also provides each indemnified person with expense advancement to the extent the expenses arise from, or might reasonably be expected to arise from, an indemnifiable claim and contains additional terms meant to facilitate a determination of the indemnified person’s entitlement to such benefits.
58 2023 PROXY STATEMENT

STOCKHOLDERS' PROPOSALS
STOCKHOLDERS’ PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2024 Annual Meeting of Stockholders must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 15, 2023. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

In addition, any stockholder who intends to submit a proposal for consideration at our 2024 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our Bylaws, such notice must (i) be received at our principal executive offices no earlier than close of business on January 3, 2024 or later than February 2, 2024 and (ii) satisfy specified requirements set forth in our Bylaws. A copy of the pertinent bylaw provisions can be found on our website at www.bwxt.com at “Investors — Corporate Governance — Highlights.”

In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company's director nominees in compliance with the universal proxy rules under the Exchange Act must provide notice that sets forth the information required in Rule 14a-19 under the Exchange Act no later than March 3, 2024.

By Order of the Board of Directors,

Ronald O. Whitford, Jr.
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: March 15, 2023

2023 PROXY STATEMENT 59

APPENDIX

APPENDIX A

RECONCILIATION OF REPORTED (GAAP) OPERATING INCOME AND EARNINGS PER SHARE(1)(2)
(In millions, except per share amounts)

Year Ended December 31, 2022
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Operating Income	$348.6	$—	$8.2	$2.6	$6.2	$365.6
Other Income (Expense)	(34.2)	46.6	—	—	—	12.4
Income before Provision for Income Taxes	314.4	46.6	8.2	2.6	6.2	378.0
Provision for Income Taxes	(75.8)	(10.9)	(1.9)	(0.4)	(1.6)	(90.5)
Net Income	238.6	35.7	6.3	2.2	4.7	287.5
Net Income Attributable to Noncontrolling Interest	(0.4)	—	—	—	—	(0.4)
Net Income Attributable to BWXT	$238.2	$35.7	$6.3	$2.2	$4.7	287.1
Diluted Shares Outstanding	91.7					91.7
Diluted Earnings per Common Share	$2.60	$0.39	$0.07	$0.02	$0.05	$3.13

Year Ended December 31, 2021
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring and Other Costs	Costs Associated with Early Bond Redemption	Non-GAAP

Operating Income	$345.8	$—	$3.1	$—	$349.0
Other Income (Expense)	49.9	(39.6)	—	15.0	25.3
Income before Provision for Income Taxes	395.7	(39.6)	3.1	15.0	374.3
Provision for Income Taxes	(89.4)	9.1	(0.8)	(3.5)	(84.6)
Net Income	306.3	(30.5)	2.4	11.5	289.6
Net Income Attributable to Noncontrolling Interest	(0.4)	—	—	—	(0.4)
Net Income Attributable to BWXT	$305.9	$(30.5)	$2.4	$11.5	289.2
Diluted Shares Outstanding	94.5				94.5
Diluted Earnings per Common Share	$3.24	$(0.32)	$0.03	$0.12	$3.06

Year Ended December 31, 2020
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Costs Associated with Sale of Business	Debt Issuance Costs	On-time Franchise Tax Audit Expense	Non-GAAP

Operating Income	$358.6	$—	$2.3	$2.9	$—	$2.6	$366.3
Other Income (Expense)	3.6	6.4	—	—	0.5	—	10.5
Income before Provision for Income Taxes	362.2	6.4	2.3	2.9	0.5	2.6	376.8
Provision for Income Taxes	(83.0)	(1.6)	(0.6)	(0.7)	(0.1)	(0.6)	(86.5)
Net Income	279.2	4.8	1.7	2.2	0.4	2.0	290.3
Net Income Attributable to Noncontrolling Interest	(0.5)	—	—	—	—	—	(0.5)
Net Income Attributable to BWXT	$278.7	$4.8	$1.7	$2.2	$0.4	$2.0	289.8
Diluted Shares Outstanding	95.7						95.7
Diluted Earnings per Common Share	$2.91	$0.05	$0.02	$0.02	$—	$0.02	$3.03

(1)	May not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT’s ongoing operations.
2023 PROXY STATEMENT A-1

APPENDIX
RECONCILIATION OF REPORTED (GAAP) NET INCOME AND ADJUSTED EBITDA(1)(2)
(In millions, except per share amounts)

Year Ended December 31, 2022
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Acquisition-related Costs	Loss on Asset Disposal	Non-GAAP

Net Income	$238.6	$35.7	$6.3	$2.2	$4.7	$287.5
Provision for Income Taxes	75.8	10.9	1.9	0.4	1.6	90.5
Other – net	(1.5)	(46.6)	—	—	—	(48.0)
Interest Expense	36.4	—	—	—	—	36.4
Interest Income	(0.8)	—	—	—	—	(0.8)
Depreciation & Amortization	73.8	—	—	—	—	73.8
Adjusted EBITDA	$422.4	$—	$8.2	$2.6	$6.2	$439.4

Year Ended December 31, 2021
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring and Other Costs	Costs Associated with Early Bond Redemption		Non-GAAP

Net Income	$306.5	$(30.5)	$2.4	$11.5	$—	$289.6
Provision for Income Taxes	89.4	(9.1)	0.8	3.5	—	84.6
Other – net	(85.2)	39.6	—	(10.8)	—	(56.4)
Interest Expense	35.8	—	—	(4.2)	—	31.5
Interest Income	(0.4)	—	—	—	—	(0.4)
Depreciation & Amortization	69.1	—	—	—	—	69.1
Adjusted EBITDA	$414.9	$—	$3.1	$—	$—	$418.1

Year Ended December 31, 2020
	GAAP	Pension & OPEB MTM (Gain) / Loss	Restructuring Costs	Costs Associated with Sale of Business	Debt Issuance Costs	On-time Franchise Tax Audit Expense	Non-GAAP

Net Income	$279.2	$4.8	$1.7	$2.2	$0.4	$2.0	$290.3
Provision for Income Taxes	83.0	1.6	0.6	0.7	0.1	0.6	86.5
Other – net	(34.1)	(6.4)	—	—	—	—	(40.5)
Interest Expense	31.0	—	—	—	(0.5)	—	30.5
Interest Income	(0.5)	—	—	—	—	—	(0.5)
Depreciation & Amortization	60.7	—	—	—	—	—	60.7
Adjusted EBITDA	$419.2	$—	$2.3	$2.9	$—	$2.6	$427.0

(1)	May not foot due to rounding.
(2)	BWXT is providing non-GAAP information regarding certain of its historical results to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT’s ongoing operations.
A-2 2023 PROXY STATEMENT

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 2, 2023 (April 26, 2023 for participants in BWXT Thrift Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 2, 2023 (April 26, 2023 for participants in BWXT Thrift Plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

BWX TECHNOLOGIES, INC.
800 MAIN STREET, 4TH FLOOR
LYNCHBURG, VIRGINIA 24504

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BWX TECHNOLOGIES, INC.
The Board of Directors recommends you vote FOR each director nominee in Proposal 1.
1.	Election of nine director nominees named below to hold office until the Annual Meeting of Stockholders for 2024:	For	Against	Abstain		For	Against	Abstain
	1a. Jan A. Bertsch	❑	❑	❑	1f. Leland D. Melvin	❑	❑	❑
	1b. Gerhard F. Burbach	❑	❑	❑	1g. Robert L. Nardelli	❑	❑	❑
	1c. Rex D. Geveden	❑	❑	❑	1h. Barbara A. Niland	❑	❑	❑
	1d. James M. Jaska	❑	❑	❑	1i. John M. Richardson	❑	❑	❑
	1e. Kenneth J. Krieg	❑	❑	❑

The Board of Directors recommends you vote FOR Proposal 2.						For	Against	Abstain
2.	Advisory vote on compensation of our Named Executive Officers.					❑	❑	❑

The Board of Directors recommends you vote for 1 YEAR for Proposal 3.						1 Year	2 Years	3 Years	Abstain
3.	Advisory vote on the frequency of the advisory vote on the compensation of our Named Executive Officers.					❑	❑	❑	❑

The Board of Directors recommends you vote FOR Proposal 4.						For	Against	Abstain
4.	Ratification of Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2023.					❑	❑	❑

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all director nominees, FOR proposals 2 and 4, and 1 YEAR for proposal 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				❑
Please indicate if you plan to attend this meeting			❑	❑
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

BWX Technologies, Inc.
Annual Meeting of Stockholders
Wednesday, May 3, 2023 at 9:30 a.m. Eastern Time
Via live webcast at www.virtualshareholdermeeting.com/BWXT2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG PERFORATION, DETACH
AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

                                                                     BWX TECHNOLOGIES, INC.
                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                           ANNUAL MEETING OF STOCKHOLDERS
                                                                             Wednesday, May 3, 2023
The undersigned stockholder(s) hereby appoint(s) Rex D. Geveden and Ronald O. Whitford, Jr., or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BWX Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Time on May 3, 2023 via live webcast at www.virtualshareholdermeeting.com/BWXT2023, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
ATTENTION PARTICIPANTS IN BWXT’S THRIFT PLAN: If you held shares of BWX Technologies, Inc. (“BWXT”) common stock through the BWXT Thrift Plan for Employees and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company (“Vanguard”), Trustee of the Thrift Plan. Your proxy must be received no later than 11:59 p.m. Eastern Time on April 26, 2023. Any shares of BWXT common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions for other participants in the Thrift Plan.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE